As filed with the Securities and Exchange Commission on December 29, 1995
                              Registration No. 33-
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

USF&G Corporation                  Maryland                  52-12220567
USF&G Capital I                    Delaware                  52-1953822
USF&G Capital II                   Delaware                  52-1953824
(Exact name of registrants  (State or other jurisdiction of  (I.R.S. Employer as specified in charter or incorporation or organization) ) Identification No.) trust agreements)
                                100 Light Street
                            Baltimore, Maryland 21202
                                 (410) 547-3000
(Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)
                              John A. MacColl, Esq.
                                100 Light Street
                            Baltimore, Maryland 21202
                                 (410) 547-3000
       (Name, address, including zip code, and telephone number, including area code, of agent for service)
    Approximate date of commencement of proposed sale to the public: After the Registration Statement becomes effective, as determined by market conditions and other factors.
                                                         _
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |X|
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. |_|
    If  this  Form  is a  post-effective  amendment filed pursuant to Rule 462
(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                          CALCULATION OF REGISTRATION FEE

 -------------------------------------------------------------------------------------------------------------------
                                                                                         Proposed
                                                                           Proposed      Maximum
                                                               Amount      Maximum       Aggregate
                   Title of Each Class of                       To Be    Offering Price   Offering     Amount of
                Securities To Be Registered                 Registered(1)Per Unit(2)(3) Price(2)(3) Registration Fee

-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
USF&G Capital I and II
     Cumulative Quarterly Income
     Preferred Securities
------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
USF&G Corporation
     Guarantees with respect to Preferred Securities(4)
------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
USF&G Corporation
     Deferrable Interest
     Subordinated Debentures
                                                            -------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
Total                                                       $ 210,000,000     100%      $ 210,000,000   $42,000
-------------------------------------------------------------------------------------------------------------------

(1) There are being registered hereunder a presently indeterminate number of Cumulative Quarterly Income Preferred Securities of USF&G Capital I and II, together with related Guarantees and Deferrable Interest Subordinated Debentures of USF&G Corporation. Under certain circumstances, the Deferrable Interest Subordinated Debentures of USF&G Corporation may be sold directly to the public. The aggregate initial public offering price of all securities sold pursuant to this registration statement will not exceed $210,000,000.
(2)  Estimated solely for the purpose of determining the registration fee.
(3) Pursuant to Rule 457(n) and (o), the registration fee is calculated on the basis of the proposed maximum offering price of the Cumulative Quarterly Income Preferred Securities.
(4) This registration is deemed to include the rights of holders of the Preferred Securities under the Guarantees and certain backup undertakings as described in the Registration Statement.
    The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                USF&G Capital I
                                USF&G Capital II

                            Cumulative  Quarterly  Income  Preferred  Securities
                       (QUIPSSM)* guaranteed to the extent such Issuer has funds as set forth herein by

                                USF&G Corporation



     USF&G Capital I and USF&G Capital II, each a statutory business trust formed under the laws of the State of Delaware (each, the "Issuer," and collectively, the "Issuers") may severally offer, from time to time, their respective cumulative quarterly income preferred securities (the "Preferred Securities") representing preferred undivided beneficial interests in the assets of each Issuer. USF&G Corporation, a Maryland corporation ("USF&G"), will be the owner of beneficial interests represented by common securities (the "Common Securities") of each Issuer. The Bank of New York is the Property Trustee of each Issuer. The payment of periodic cash distributions ("Distributions") with respect to the Preferred Securities of each Issuer and payments on liquidation or redemption with respect to such Preferred Securities, in each case out of funds held by such Issuer, are each guaranteed by USF&G to the extent described herein (each, a "Guarantee"). The obligations of USF&G under each Guarantee will be subordinate and junior in right of payment to all liabilities of USF&G except any liabilities that may be made pari passu or subordinate to the Guarantee expressly by their terms. Concurrently with the issuance by each Issuer of its Preferred Securities, such Issuer will invest the proceeds thereof in a corresponding series of USF&G's deferrable interest subordinated debentures (the "Debentures") with terms corresponding to that Issuer's Preferred Securities. The Debentures will be unsecured and subordinate and junior in right of payment to Senior Indebtedness (as defined herein) of USF&G. The Debentures will be the sole assets of each Issuer and the interest on the Debentures will be the only revenue of each Issuer. Upon the occurrence of certain events as will be described in the accompanying Prospectus Supplement, USF&G may redeem the Debentures or may terminate each Issuer and cause the Debentures to be distributed to the holders of the Preferred Securities in liquidation of their interest in such Issuer. See "Description of the Preferred Securities-Liquidation Distribution Upon Termination".

     The Preferred Securities may be offered in amounts, at prices and on terms to be determined at the time of offering, provided, however, that the aggregate initial public offering price of all Preferred Securities issued pursuant to the Registration Statement of which this Prospectus forms a part shall not exceed $210,000,000. Certain specific terms of a particular Issuer's Preferred Securities in respect of which this Prospectus is being delivered will be set forth in an accompanying Prospectus Supplement, including where applicable and to the extent not set forth herein, the identity of that Issuer, the specific title, the aggregate amount, the Distribution rate, the maturity, the stated liquidation preference, redemption provisions, other rights, the initial public offering price, and any other special terms, as well as any planned listing on a securities exchange, of such Preferred Securities.

     The Preferred Securities may be sold in a public offering to or through underwriters or dealers designated from time to time. See "Plan of Distribution". The names of any such underwriters or dealers involved in the sale of the Preferred Securities of any particular Issuer in respect of which this Prospectus is being delivered, the number of Preferred Securities to be purchased by any such underwriters or dealers and any applicable commissions or discounts will be set forth in the Prospectus Supplement. The net proceeds to each Issuer will also be set forth in the Prospectus Supplement.

     The Prospectus Supplement will also contain information concerning United States federal income tax considerations applicable to the Preferred Securities offered thereby.


          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
   THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.


*QUIPS is a service mark of Goldman, Sachs & Co.

                          The  date of this  Prospectus  is  ___________, 1996.

                              AVAILABLE INFORMATION

     USF&G Corporation, a Maryland corporation ("USF&G"), is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference room of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C., and the public reference facilities in the Commission's Regional Offices located at Seven World Trade Center, 7th Floor, New York, New York and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois. Copies of such material can be obtained at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, Washington, D.C.
20549. Such material can also be inspected at the New York Stock Exchange.

     USF&G and each of USF&G Capital I and USF&G Capital II, each a statutory business trust formed under the laws of the State of Delaware, have filed with the Commission a Registration Statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). This Prospectus does not contain all of the information set forth in the Registration Statement as certain parts are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

     No separate financial statements of any Issuer have been included herein. USF&G and the Issuers do not consider that such financial statements would be material to holders of Preferred Securities offered hereby because each Issuer is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in, and does not propose to engage in, any activity other than as set forth below. See "The Issuers."

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by USF&G with the Commission are incorporated by reference in this Prospectus:

     1. USF&G's annual report on Form 10-K/A for the year ended December 31, 1994.

     2. USF&G's quarterly report on Form 10-Q/A for the quarter ended March 31, 1995, and quarterly reports on Form 10-Q for the quarters ended June 30, 1995 and September 30, 1995.

     3. USF&G's current reports on Form 8-K dated January 12, 1995, January 20, 1995, January 25, 1995 and October 12, 1995.

     All other documents filed by USF&G pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and the accompanying Prospectus Supplement and prior to the termination of the offering of the Preferred Securities shall be deemed to be incorporated by reference in this Prospectus and the accompanying Prospectus Supplement, and to be a part hereof from the respective dates of the filing of such documents.

     Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus and the accompanying Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or the accompanying Prospectus Supplement.

     USF&G hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents which are not specifically incorporated by reference in the information that this Prospectus incorporates. Requests should be directed to USF&G Corporation, 100 Light Street, Baltimore, Maryland 21202, Attention:
John F. Hoffen, Jr., Secretary (telephone:  410-547-3310).


                                   THE ISSUERS

     Each of USF&G Capital I and USF&G Capital II is a statutory business trust formed under Delaware law pursuant to (i) a trust agreement executed by USF&G, as sponsor for the Issuer, and the trustees of such Issuer and (ii) the filing of a certificate of trust with the Delaware Secretary of State. Each trust agreement will be amended and restated in its entirety (each, as so amended and restated, the "Trust Agreement") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Each Issuer exists for the exclusive purposes of (i) issuing and selling its Preferred Securities and Common Securities, (ii) using the proceeds from the sale of such Preferred Securities and Common Securities to acquire a corresponding series of Debentures issued by USF&G and (iii) engaging in those activities necessary, convenient or incidental thereto. All of the Common Securities will be owned by USF&G. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities, except that upon the occurrence and continuance of a Debenture Event of Default (as defined herein) under the Trust Agreement, the rights of the holders of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or other acquisition of Common Securities will be subordinated to the rights of the holders of the Preferred Securities. USF&G will acquire Common Securities in an aggregate liquidation amount equal to 3% of the total capital of each Issuer. Each Issuer has a term of approximately 50 years, but may terminate earlier as provided in the applicable Trust Agreement. Each Issuer's business and affairs are conducted by its trustees, each appointed by USF&G as holder of the Common
Securities: The Bank of New York (the "Property Trustee"), The Bank of New York (Delaware) (the "Delaware Trustee") and three individual trustees (the "Administrative Trustees") who are employees or officers of or affiliated with USF&G. The Property Trustee, the Delaware Trustee and the Administrative Trustees are collectively referred to herein as the "Issuer Trustees". The holder of the Common Securities, or the holders of a majority in liquidation preference of the Preferred Securities if a Debenture Event of Default has occurred and is continuing, will be entitled to appoint, remove or replace the Property Trustee and the Delaware Trustee. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the holder of the Common Securities. The duties and obligations of each of the Issuer Trustees are governed by the applicable Trust Agreement. USF&G will pay all fees and expenses related to the Issuers and the offering of the Preferred Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Issuers. The principal place of business of each Issuer is c/o USF&G Corporation, 100 Light Street, Baltimore, Maryland 21202, and its telephone number is (410) 547-3000. The office of the Delaware Trustee in the State of Delaware is White Clay Center, Route 273, Newark, Delaware 19711.


                                USF&G CORPORATION

     USF&G is a holding company whose principal subsidiaries are engaged in writing property/casualty insurance and life insurance/annuities. Property/casualty insurance is written primarily by United States Fidelity and Guaranty Company, founded in 1896, and is sold through independent agents supported by the Company's underwriting, marketing, administrative and claim services offices located throughout the United States. Life insurance and annuities are written primarily by Fidelity and Guaranty Life Insurance Company, founded in 1959, and are sold throughout the United States through independent agents, managing general agents and regional and national securities brokerage firms. USF&G is incorporated in Maryland, and its principal executive office is located at 100 Light Street, Baltimore, Maryland 21202, and its telephone number is (410) 547-3000.

                                 USE OF PROCEEDS

     Each of USF&G Capital I and USF&G Capital II will use all proceeds received from the sale of its Preferred Securities to purchase Debentures of USF&G.

     Unless otherwise set forth in the applicable Prospectus Supplement, the net proceeds from the sale of the Debentures are expected to be used by USF&G for general corporate purposes, including redemption, in whole or in part, of outstanding shares of USF&G's $4.10 Series A Convertible Exchangeable Preferred Stock.

                   RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                          AND PREFERRED STOCK DIVIDENDS

     On a consolidated basis, the ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends include the earnings and fixed charges of USF&G and its subsidiaries for the periods indicated.

                                                       Years Ended December 31,

                              Nine Months Ended
                              September 30, 1995        1994         1993          1992          1991          1990
------------------


Ratio of Earnings to
Fixed Charges . . . . . .         3.9                   .8 (A)        2.5           1.4           (B)           (C)
Ratio of Earnings to
Combined Fixed
Charges and Preferred
Stock Dividends . . . . .         2.7                   .6 (A)        1.5            .8           (B)           (C)
---------

(A) USF&G's earnings were inadequate to cover fixed charges and combined fixed charges and preferred stock dividends by $43 million and $89 million, respectively, for the year ended December 31, 1994. In 1994, USF&G recorded facilities exit costs of $183,000,000 relating to its plan to consolidate its Baltimore headquarters facilities by relocating all USF&G personnel currently located at its office building in downtown Baltimore to other facilities owned by USF&G. The ratio of consolidated earnings before facilities exit costs to fixed charges was
         3.1 in 1994, and the ratio of consolidated earnings before facilities exit costs to combined fixed charges and preferred stock dividends was
         1.8 in 1994.

(B) USF&G had a net loss for the year ended December 31, 1991 and earnings were inadequate to cover fixed charges and combined fixed charges and preferred stock dividends by $150 million and $187 million, respectively, for the year ended December 31, 1991.

(C) USF&G had a net loss for the year ended December 31, 1990 and earnings were inadequate to cover fixed charges and combined fixed charges and preferred stock dividends by $436 million and $453 million, respectively, for the year ended December 31, 1990.

         The ratios were determined by dividing consolidated earnings by total fixed charges and total fixed charges and preferred stock dividends, respectively. Earnings consist of income from continuing operations before considering income taxes, the cumulative effect of accounting changes, and fixed charges. Fixed charges consist of interest and that portion of rentals which is deemed to be an appropriate interest factor. All amounts have been restated to reflect the mergers with Discover Re Manager, Inc. and Victoria Financial Corporation, both of which were consummated in the second quarter of 1995 and were accounted for as pooling-of-interests.


                     DESCRIPTION OF THE PREFERRED SECURITIES

     Pursuant to the terms of each Trust Agreement, the Issuers will issue the Preferred Securities and the Common Securities (together, the "Trust Securities"). The Preferred Securities of a particular issue will represent preferred undivided beneficial interests in the assets of the related Issuer and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities of such Issuer, as well as other benefits as described in the corresponding Trust Agreement. This summary of certain provisions of each Trust Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of each Trust Agreement, including the definitions therein of certain terms, and the Trust Indenture Act. The form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part and each Trust Agreement has been qualified as an indenture under the Trust Indenture Act. Each of the Issuers is a legally separate entity and the assets of one are not available to satisfy the obligations of the other.


General

     The Preferred Securities of an Issuer will rank pari passu, and payments will be made thereon pro rata, with the Common Securities of that Issuer except as described under "-Subordination of Common Securities." The Debentures will be held in trust by the Property Trustee for the benefit of the holders of the related Trust Securities. Each Guarantee Agreement executed by USF&G for the benefit of the holders of each Issuer's Preferred Securities (each, the "Guarantee") is a full and unconditional guarantee on a subordinated basis with respect to the related Preferred Securities but only guarantees payment of Distributions or amounts payable on redemption or liquidation of such Preferred Securities when the related Issuer has funds on hand available to make such payments, and does not otherwise guarantee such payments. See "Description of the Guarantee."


Distributions

     Each Issuer's Preferred Securities represent undivided beneficial interests in the assets of such Issuer. The Distributions on each Preferred Security will be payable at a rate specified in the Prospectus Supplement for such Preferred Securities. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

     Distributions on the Preferred Securities will be cumulative, will accrue from the date of original issuance and will be payable quarterly in arrears on the dates in each year specified in the Prospectus Supplement (except as otherwise described below). In the event that any date on which Distributions are otherwise payable on the Preferred Securities is not a Business Day, payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the principal corporate trust office of the Property Trustee is closed for business.

     It is anticipated that the income of each Issuer available for distribution to its holders of Preferred Securities will be limited to payments under the corresponding series of Debentures in which the Issuer will invest the proceeds from the issuance and sale of its Preferred Securities and its Common Securities. See "Description of the Debentures." If USF&G does not make interest payments on such Debentures, the Property Trustee will not have funds available to pay Distributions on the corresponding Preferred Securities.

         The Prospectus Supplement will include a description of the terms and circumstances under which USF&G will have the right under the Indenture to extend, from time to time, the interest payment period on each series of the Debentures for up to 60 months or such longer period as may be set forth in the Prospectus Supplement (the "Extension Period"), provided that such Extension Period may not extend beyond the maturity date of the Debentures. Quarterly Distributions on the corresponding Preferred Securities also will be deferred (but will continue to accumulate) during any such Extension Period.

     Distributions on the Preferred Securities will be payable to the holders thereof as they appear on the register of such Issuer on the relevant record dates, which, as long as the Preferred Securities remain in book-entry-only form, will be one Business Day prior to the relevant Distribution Date. Subject to any applicable laws and regulations and the provisions of the applicable
Trust   Agreement,   each  such  payment   will  be  made  as  described   under
"-Book-Entry-Only Issuance-The Depository Trust Company." In the event any Preferred Securities are not in book-entry-only form, the relevant record date for such Preferred Securities shall be the date 15 days prior to the relevant Distribution Date.


Redemption

     Upon the repayment of any series of Debentures, whether at maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment will be applied by the Property Trustee to redeem the corresponding Trust Securities, upon not less than 20 nor more than 90 days' notice, at the redemption price (the "Redemption Price") including all accrued and unpaid Distributions to the redemption date (the "Redemption Date"). The redemption terms of a particular series of Debentures and the related Preferred Securities will be set forth in the accompanying Prospectus Supplement, and will include a right to redeem the Preferred Securities or exchange Debentures for the Preferred Securities upon the occurrence of certain Special Events (including Tax Events), as defined in the Trust Agreement and described in the Prospectus Supplement.


Redemption Procedures

     Preferred Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the proceeds from the contemporaneous redemption of the corresponding series of Debentures. Redemptions of the Preferred Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Issuer has funds on hand available for the payment of such Redemption Price. See also "-Subordination of Common Securities."

     If an Issuer gives a notice of redemption in respect of its Preferred Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, the Property Trustee will deposit irrevocably with The Depository Trust Company ("DTC") funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of such Preferred Securities. See "-Book Entry-Only Issuance-The Depository Trust Company." If such Preferred Securities are no longer in book-entry-only form, the Issuer, to the extent funds are available, will irrevocably deposit with the paying agent for such Preferred Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing such Preferred Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Preferred Securities called for redemption shall be payable to the holders of such Preferred Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price, and such Preferred Securities will cease to be outstanding. In the event that any date fixed for redemption of Preferred
Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Preferred Securities called for redemption is improperly withheld or refused and not paid either by the Issuer or by USF&G pursuant to the Guarantee as described under "Description of the Guarantee," Distributions on such Preferred Securities will continue to accrue at the then applicable rate, from the original Redemption Date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

     Subject to applicable law, USF&G or its subsidiaries may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

     Payment of the Redemption Price on the Preferred Securities and any distribution of Debentures to holders of Preferred Securities shall be made to the applicable recordholders thereof as they appear on the register for such Preferred Securities on the relevant record date, which shall be one Business Day prior to the relevant Redemption Date or liquidation date, as applicable; provided, however, that in the event that any Preferred Securities are not in book-entry-only form, the relevant record date for such Preferred Securities shall be the date 15 days prior to the Redemption Date or liquidation date, as applicable.

     If less than all the securities issued by an Issuer are to be redeemed on a Redemption Date, then the aggregate amount of such securities to be redeemed shall be allocated 3% to its Common Securities and 97% to its Preferred Securities. The particular Preferred Securities to be redeemed shall be selected not more than 90 days prior to the Redemption Date by the Property Trustee from the outstanding Preferred Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $25 or integral multiples thereof) of the liquidation preference of Preferred Securities of a denomination larger than $25. The Property Trustee shall promptly notify the security registrar in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the liquidation preference thereof to be redeemed. For all purposes of each Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities shall relate, in the case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation preference of Preferred Securities which has been or is to be redeemed.


Subordination of Common Securities

     Payment of Distributions on, and the Redemption Price of, each Issuer's Trust Securities, as applicable, shall be made pro rata based on the liquidation preference of such Trust Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default (as defined below) under the applicable Trust Agreement shall have occurred and be continuing, no payment of any Distribution on, or Redemption Price of, any of the Issuer's Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the Issuer's outstanding Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all of the Issuer's outstanding Preferred Securities shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Issuer's Preferred Securities then due and payable.

     In the case of any Event of Default under any Trust Agreement resulting from an event of default under the Indenture (a "Debenture Event of Default"), the holder of such Issuer's Common Securities will be deemed to have waived any right to act with respect to such Event of Default under such Trust Agreement until the effect of all such Events of Default with respect to such Preferred Securities have been cured, waived or otherwise eliminated. Until any such Events of Default under the applicable Trust Agreement with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of such Preferred Securities and not on behalf of the holder of the Issuer's Common Securities, and only the holders of such Preferred Securities will have the right to direct the Property Trustee to act on their behalf.


Liquidation Distribution Upon Termination

     Pursuant to each Trust Agreement, each Issuer shall be terminated by USF&G on the first to occur of: (i) December 31, 2045, the expiration of the term of such Issuer; (ii) the bankruptcy, dissolution or liquidation of USF&G; (iii) the distribution of a Like Amount of the corresponding series of Debentures to the holders of its Preferred Securities and Common Securities following the occurrence of a Special Event or in the event the Issuer is not or will not be taxed as a grantor trust but a Tax Event has not occurred; (iv) the redemption of all of the Issuer's Preferred Securities; and (v) an order for the termination of the Issuer shall have been entered by a court of competent jurisdiction.

     If an early termination occurs as described in clause (ii), (iii) or (v) above, the Issuer shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of such Issuer as provided by applicable law, to the holders of such Preferred Securities and Common Securities a Like Amount (as defined in the Trust Agreement) of the corresponding series of Debentures, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of the Issuer available for distribution to holders, after satisfaction of liabilities to creditors of such Issuer as provided by applicable law, an amount equal to, in the case of holders of Preferred Securities, the aggregate of the stated liquidation preference of $25 per Preferred Security plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because such Issuer has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by such Issuer on its Preferred Securities shall be paid on a pro rata basis. The holder(s) of such Issuer's Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of its Preferred Securities, except that if a Debenture Event of Default has occurred and is continuing, the Preferred Securities shall have a priority over the Common Securities. A supplemental Indenture may provide that if an early termination occurs as described in clause (v) above, the related series of Debentures may be subject to optional redemption in whole (but not in part).


Events of Default; Notice

     Any one of the following events constitutes an "Event of Default" under each Trust Agreement with respect to the Preferred Securities issued thereunder (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     (i) the occurrence of an "Event of Default" as defined the Indenture (see "Description of the Debentures-Events of Default"); or

     (ii) default by the Property Trustee in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

     (iii) default by the Property Trustee in the payment of any Redemption Price of any Preferred Security or Common Security when it becomes due and payable; or

     (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in such Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Issuer Trustee or Trustees by the holders of at least 10% in aggregate liquidation preference of the outstanding Preferred Securities of the applicable Issuer, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under such Trust Agreement; or

     (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by USF&G to appoint a successor Property Trustee within 60 days thereof.

     Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of such Issuer's Preferred Securities, the Administrative Trustees and USF&G, as Depositor, unless such default shall have been cured or waived. USF&G, as Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

     In the event payment of any Distribution is not made when otherwise due and payable because of the exercise of any right the Issuer may have to defer payment of such Distribution as provided in the Trust Agreement or otherwise, then such failure to make payment shall not be deemed an Event of Default as long as such payment is deferred in accordance with the Trust Agreement or otherwise.

     Under each Trust Agreement, if the Property Trustee fails to enforce its rights under the Trust Agreement, to the fullest extent permitted by law, any holder of Preferred Securities issued thereunder may, after such holder's written request to the Property Trustee to enforce such rights, institute a legal proceeding directly against any person to enforce the Property Trustee's rights under the Trust Agreement without first instituting a legal proceeding against the Property Trustee or any other person.

     If a Debenture Event of Default has occurred and is continuing, the Preferred Securities shall have a preference over the Common Securities and with respect to Distributions upon termination of each Issuer as described above. See "-Liquidation Distribution Upon Termination" and "Subordination of Common Securities."


Removal of Issuer Trustees

     Unless an Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in liquidation preference of the outstanding Preferred Securities. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.


Co-Trustees and Separate Property Trustee

     Unless an Event of Default under a Trust Agreement shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property (as defined in each Trust Agreement) may at the time be located, the holder of the applicable Common Securities and the Administrative Trustees shall have the power to appoint one or more persons either to act as co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the Trust Agreement. In case a Debenture Event of Default under the Indenture has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.


Merger or Consolidation of Issuer Trustees

     Any corporation into which the Property Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Trustee under the Trust Agreements, provided such corporation shall be otherwise qualified and eligible.


Voting Rights; Amendment of Trust Agreement

     Except as provided below and under "Description of the Guarantee-Amendments and Assignment" and as otherwise required by law and each Trust Agreement, the holders of the Preferred Securities will have no voting rights.

     A Trust Agreement may be amended from time to time by the Depositor and the Issuer Trustees, without the consent of the holders of the Preferred Securities,
(i) to cure any ambiguities, defects or inconsistencies or (ii) to make any other change that does not adversely affect in any material respect the interests of any holder of Preferred Securities. A Trust Agreement may be amended by the Depositor and the Issuer Trustees in any other respect (except to change the amount or timing of any Distribution) with the consent of the holders of a majority in liquidation preference of Preferred Securities. Notwithstanding the foregoing, no amendment may be made without receipt by the Issuer of an opinion of counsel to the effect that such amendment will not affect the Issuer's status as a grantor trust for federal income tax purposes or its exemption from regulation as an investment company under the Investment Company Act of 1940, as amended.

     So long as any Debentures are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee (as hereinafter defined), or executing any trust or power conferred on the Property Trustee with respect to such Debentures, (ii) waive any past default that is waiveable under
Section 513 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable or
(iv) consent to any amendment, modification or termination of the Indenture or the Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation preference of all outstanding Preferred Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Debentures affected thereby, no such consent shall be given without the prior consent of each holder of the corresponding Preferred Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the Preferred Securities except by subsequent vote of the holders of the Preferred Securities. The Property Trustee shall notify all holders of the Preferred Securities of any notice of default with respect to the Debentures. In addition to obtaining the foregoing approvals of the holders of the Preferred Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Issuer will not be classified as a corporation or partnership for United States federal income tax purposes on account of such action.

     Any required approval of holders of Preferred Securities may be given at a meeting of holders of Preferred Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Preferred Securities in the manner set forth in each Trust Agreement.

     No vote or consent of the holders of Preferred Securities will be required for each Issuer to redeem and cancel its Preferred Securities in accordance with the applicable Trust Agreement.

     Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned by USF&G, the Issuer Trustees or any affiliate of USF&G or any Issuer Trustee, shall, for purposes of such vote or consent, be treated as if they were not outstanding.


Payment and Paying Agency

     Payments in respect of the Preferred Securities shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable Distribution Dates or, if any Issuer's Preferred Securities are not held by DTC, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Register. The paying agent (the "Paying Agent") shall initially be The Bank of New York and any co-paying agent chosen by The Bank of New York, and acceptable to the Property Trustee and USF&G. The Bank of New York shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and USF&G, as Depositor. In the event that The Bank of New York shall no longer be the Paying Agent, the Property Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company).


Book-Entry-Only Issuance - The Depository Trust Company

     DTC will act as securities depositary for all of the Preferred Securities. The Preferred Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global certificates will be issued for the Preferred Securities of each Issuer, representing in the aggregate the total number of such Issuer's Preferred Securities, and will be deposited with DTC.

     DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc. (the "New York Stock Exchange"), the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of Preferred Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Preferred Securities on DTC's records. The ownership interest of each actual purchaser of each Preferred Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities. Transfers of ownership interests in the Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Preferred Securities, except in the event that use of the book-entry system for the Preferred Securities of such Issuer is discontinued.

     DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices shall be sent to Cede & Co. as the registered holder of the Preferred Securities. If less than all of an Issuer's Preferred Securities are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

     Although voting with respect to the Preferred Securities is limited to the holders of record of the Preferred Securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Preferred Securities. Under its usual procedures, DTC would mail an omnibus proxy (the "Omnibus Proxy") to the Property Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts such Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Distribution payments on the Preferred Securities will be made by the Property Trustee to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of DTC, the Property Trustee, the Issuer of the relevant Preferred Securities or USF&G, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of Distributions to DTC is the responsibility of the Property Trustee, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursements of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

     DTC may discontinue providing its services as securities depositary with respect to any of the Preferred Securities at any time by giving reasonable notice to the Property Trustee and USF&G. In the event that a successor securities depositary is not obtained, definitive Preferred Security certificates representing such Preferred Securities are required to be printed and delivered. The Depositor, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). After a Debenture Event of Default, the holders of a majority in liquidation preference of Preferred Securities may determine to discontinue the system of book-entry transfers through DTC. In any such event, definitive certificates for such Issuer's Preferred Securities will be printed and delivered.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Issuers and USF&G believe to be accurate, but the Issuers and USF&G assume no responsibility for the accuracy thereof. Neither the Issuers nor USF&G has any responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.


Registrar and Transfer Agent

     The Bank of New York will initially act as registrar and transfer agent for the Preferred Securities.

     Registration of transfers of Preferred Securities will be effected without charge by or on behalf of each Issuer, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange.

     The Issuers will not be required to register or cause to be registered the transfer of their Preferred Securities after such Preferred Securities have been called for redemption.


Information Concerning the Property Trustee

     The Property Trustee is the sole Trustee under the Trust Agreements for purposes of the Trust Indenture Act and shall have and be subject to all of the duties and responsibilities specified with respect to an indenture trustee under that Act. The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreements and, after an Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Debenture Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in a Trust Agreement or is unsure of the application of any provision of a Trust Agreement, and the matter is not one on which holders of Preferred Securities are entitled under the Trust Agreement to vote, then the Property Trustee shall take such action as is directed by USF&G as Depositor and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Preferred Securities and the Common Securities and will have no liability except for its own bad faith, negligence or willful misconduct.


Miscellaneous

     The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Issuers in such a way that no Issuer will be deemed to be an "investment company" required to be registered under the Investment Company Act of 1940 or taxed as a corporation for federal income tax purposes and so that the Debentures will be treated as indebtedness of USF&G for United States federal income tax purposes. In this connection, USF&G and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of each Issuer or each Trust Agreement, that USF&G and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the related Preferred Securities.

     Holders of the Preferred Securities have no preemptive or similar rights.

     Neither Issuer may borrow money or issue debt or mortgage or pledge any of its assets.

     Except as otherwise provided in the Trust Agreements, any action requiring the consent or vote of the Trustees shall be approved by a majority of the Administrative Trustees.


                          DESCRIPTION OF THE GUARANTEE

     Each Guarantee will be executed and delivered by USF&G concurrently with the issuance by each Issuer of its Preferred Securities for the benefit of the holders from time to time of such Preferred Securities. The Bank of New York will act as indenture trustee ("Guarantee Trustee") under each Guarantee for the purposes of compliance with the Trust Indenture Act. This summary of certain provisions of the Guarantees does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of each Guarantee Agreement, including the definitions therein of certain terms, and the Trust Indenture Act. The form of the Guarantee has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Reference in this summary to Preferred Securities means that Issuer's Preferred Securities to which a Guarantee relates. The Guarantee Trustee will hold each Guarantee for the benefit of the holders of the related Issuer's Preferred Securities.


General

     USF&G will irrevocably and unconditionally agree on a subordinated basis, to the extent set forth in each Guarantee, to pay in full, to the holders of the related Issuer's Preferred Securities, the Guarantee Payments (as defined below) (except to the extent paid by or on behalf of such Issuer), as and when due, regardless of any defense, right of set-off or counterclaim which such Issuer may have or assert. The following payments, to the extent not paid by an Issuer (the "Guarantee Payments"), will be subject to the applicable Guarantee (without duplication): (i) any accumulated and unpaid Distributions required to be paid on such Preferred Securities, to the extent that such Issuer has funds on hand available therefor, (ii) the Redemption Price with respect to any Preferred Securities called for redemption, to the extent that such Issuer has funds on hand available therefor, or (iii) upon a voluntary or involuntary dissolution, winding up or termination of such Issuer (unless the corresponding series of Debentures are distributed to holders of such Preferred Securities), the lesser of (a) the Liquidation Distribution and (b) the amount of assets of such Issuer remaining available for distribution to holders of Preferred Securities. USF&G's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by USF&G to the holders of the applicable Preferred Securities or by causing the Issuer to pay such amounts to such holders. While the assets of USF&G will not be available for making Distributions on any Preferred Securities if the Issuer does not have funds on hand available therefor as described above, USF&G has agreed to pay the expenses of the related Issuer. Accordingly, each Guarantee, together with the backup undertakings, consisting of USF&G's obligations under such agreement to pay expenses and related covenants contained in each Trust Agreement and certain of USF&G's obligations under the Indenture and the Debentures, provide for USF&G's full and unconditional guarantee of the Preferred Securities to the extent set forth above.


Status of the Guarantee

     Each Guarantee will constitute an unsecured obligation of USF&G and will rank subordinate and junior in right of payment to all liabilities of USF&G except those made pari passu or subordinate to such Guarantee expressly by their terms. The Trust Agreements provide that each holder of Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the related Guarantee.

     Each Guarantee will rank pari passu with all other such Guarantees issued by USF&G. Each Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against USF&G to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). Each Guarantee will be held for the benefit of the holders of the related Preferred Securities. Each Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Issuer or upon distribution to the holders of the Preferred Securities of the corresponding series of Debentures.


Amendments and Assignment

     Except with respect to any changes which do not materially adversely affect the rights of holders of the related Preferred Securities (in which case no vote will be required), no Guarantee may be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation preference of such outstanding Preferred Securities. The manner of obtaining any such approval will be as set forth under "Description of the Preferred Securities-Voting Rights; Amendment of Trust Agreement." All guarantees and agreements contained in each Guarantee shall bind the successors, assigns, receivers, trustees and representatives of USF&G and shall inure to the benefit of the holders of the related Preferred Securities then outstanding.


Events of Default

     An event of default under each Guarantee will occur upon the failure of USF&G to perform any of its payment or other obligations thereunder. The holders of not less than a majority in aggregate liquidation preference of the related Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of such Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such Guarantee.

     If the Guarantee Trustee fails to enforce any Guarantee, any holder of the related Preferred Securities may, after such holder's written request to the Guarantee Trustee to enforce such Guarantee, institute a legal proceeding directly against USF&G to enforce its rights under such Guarantee without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other person or entity.

     USF&G, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not USF&G is in compliance with all the conditions and covenants applicable to it under the Guarantee.


Information Concerning the Guarantee Trustee

     The Guarantee Trustee, other than during the occurrence and continuance of a default by USF&G in performance of any Guarantee, undertakes to perform only such duties as are specifically set forth in each Guarantee and, after default with respect to any Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by any Guarantee at the request of any holder of any Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.


Termination of the Guarantee

     Each Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the related Preferred Securities, upon full payment of the amounts payable upon liquidation of the related Issuer or upon distribution of Debentures to the holders of the related Preferred Securities. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related Preferred Securities must restore payment of any sums paid under such Preferred Securities or such Guarantee.


Governing Law

     Each Guarantee will be governed by and construed in accordance with the laws of the State of New York.


                          DESCRIPTION OF THE DEBENTURES

     This summary of certain terms and provisions of the Debentures and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to the Debentures and the Indenture, the forms of which are filed as exhibits to the Registration Statement of which this Prospectus forms a part.


General

     Concurrently with the issuance of each Issuer's Preferred Securities, the Issuer will invest the proceeds thereof and the consideration paid by USF&G for the Common Securities in a corresponding series of Debentures issued by USF&G to the Issuer. The Debentures will be unsecured subordinated obligations of USF&G issued under the Indenture. Each series of Debentures will be in the principal amount equal to the aggregate stated liquidation preference of the related Preferred Securities plus USF&G's concurrent investment in the Common Securities and will rank pari passu with all other series of Debentures. USF&G may also decide to sell the Debentures directly to the public. In such event, the terms of such offering will be described in a Prospectus Supplement related to such offering. The Indenture does not limit the aggregate principal amount of Debentures which may be issued thereunder. The Bank of New York will act as trustee (the "Debenture Trustee") under the Indenture.


Interest

     The Debentures will bear interest at the rate per annum specified in the Prospectus Supplement. Such interest will be payable quarterly in arrears on the dates in each year specified in the Prospectus Supplement (each, an "Interest Payment Date") to the person in whose name each Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. It is anticipated that the Debentures will be held in the name of the Property Trustee in trust for the benefit of the holders of the Preferred Securities and the Common Securities.

     The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable.

         The Prospectus Supplement will include a description of the terms and circumstances under which USF&G will have the right under the Indenture to extend, from time to time, the interest payment period on each series of the Debentures for up to 60 months or such longer period as may be set forth in the Prospectus Supplement, provided that the Extension Period may not extend beyond the maturity date of the Debentures. Quarterly Distributions on the corresponding Preferred Securities also will be deferred (but will continue to accumulate) during any such Extension Period.


Subordination

     The Indenture provides that all payments by USF&G in respect of the Debentures shall be subordinate to the prior payment in full of all amounts payable on Senior Indebtedness. The term "Senior Indebtedness" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to USF&G to the extent that such claim for post-petition interest is allowed in such proceeding) payable on, and fees, expenses, reimbursement obligations, indemnity obligations and other amounts due on or in connection with, any Indebtedness incurred, assumed or guaranteed by USF&G, whether on or prior to the date of the Indenture or thereafter incurred, assumed or guaranteed, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Debentures or to other Indebtedness which is pari passu with the Debentures. Without limiting the generality of the foregoing, Senior Indebtedness shall include (i) USF&G's Zero Coupon Convertible Subordinated Notes due 2009 and (ii) Intercompany Indebtedness.

     "Indebtedness" means (without duplication and without regard to any portion of principal amount that has not accrued and to any interest component thereof (whether accrued or imputed) that is not due and payable) with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business), (v) every capital lease obligation of such Person, (vi) every Hedging Obligation (as defined in the Indenture), (vii) every obligation of others secured by a lien on any asset of such Person, whether or not such obligation is assumed by such Person, (viii) every obligation of the type referred to in clauses (i) through (vii) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise, and (ix) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to any liability of the kind described in any of the preceding clauses (i) through (viii).

     "Intercompany Indebtedness" means indebtedness of USF&G to any of its directly or indirectly owned subsidiaries.

     Upon any payment or distribution of assets or securities of USF&G upon any dissolution, winding up, liquidation or reorganization of USF&G, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due and payable on Senior Indebtedness shall be paid in full before the holders of the Debentures or the Property Trustee on behalf of the holders shall be entitled to receive from USF&G any payment of principal of, premium, if any, or interest on the Debentures or distributions of any assets or securities.

     No payment by or on behalf of USF&G of principal of, premium, if any, or interest on the Debentures, whether pursuant to the terms of the Debentures or upon acceleration or otherwise, shall be made if, at the time of such payment, there exists a default in the payment of all or any portion of any Senior Indebtedness or any other default pursuant to which the maturity of Senior Indebtedness has been accelerated.

     If the Debenture Trustee or the Property Trustee, as holder of the Debentures shall have received any payment on account of the principal of, premium, if any, or interest on the Debentures when such payment is prohibited and before all amounts due and payable on Senior Indebtedness are paid in full, then such payment shall be received and held in trust for the holders of Senior Indebtedness and shall be paid over or delivered to the holders of the Senior Indebtedness remaining unpaid to the extent necessary to pay all amounts due and payable on such Senior Indebtedness in full, provided that requisite notice has been given to USF&G.

     Nothing in the Indenture shall limit the right of the Debenture Trustee, the Property Trustee or the holders of the Debentures to pursue any rights or remedies under applicable law against USF&G; provided that all Senior Indebtedness shall be paid before holders of the Debentures are entitled to receive any payment from USF&G of principal of or interest on the Debentures.

     Upon the payment in full of all Senior Indebtedness, the holders of the Debentures shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of assets of USF&G made on such Senior Indebtedness until the Debentures shall be paid in full.

     The Indenture does not limit the aggregate amount of Senior Indebtedness which USF&G may incur.


Certain Covenants of USF&G

     USF&G will covenant, as to each series of Debentures, that it will not, and will not permit any subsidiary of USF&G to, declare or pay any dividend or distribution on, or redeem, purchase, acquire, or make a liquidation or guarantee payment (other than payments under a Guarantee) with respect to, any shares of USF&G's capital stock or any security of USF&G (including other Debentures) ranking pari passu with or junior in interest to the Debentures (except (x) for payments with securities junior in interest to the Debentures, (y) for payments made on any series of Debentures upon the stated maturity of such Debentures or (z) for payments of accrued dividends (and cash in lieu of fractional shares) upon the conversion into common stock of any convertible preferred stock of USF&G of any series now or hereafter outstanding, in accordance with the terms of such stock), if at such time (i) there shall have occurred any event of which USF&G has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would constitute an Event of Default with respect to Debentures of such series and (b) in respect of which USF&G shall not have taken reasonable steps to cure, (ii) USF&G shall be in default with respect to its payment of any obligations under the Guarantee relating to the Preferred Securities of the Trust to which Debentures of such series have been issued or (iii) USF&G shall have given notice of its selection of an Extension Period as provided in the Indenture with respect to Debentures of such series and such Extension Period, or any extension thereof shall have commenced and be continuing. USF&G will also covenant, as to each series of Debentures,
(i) to maintain directly or indirectly 100% ownership of the Common Securities of the Issuer to which Debentures have been issued, provided that certain successors which are permitted pursuant to the Indenture may succeed to USF&G's ownership of the Common Securities, (ii) not to voluntarily terminate, wind-up or liquidate any Issuer, except (A) in connection with the distribution of Debentures to the holders of the Preferred Securities in liquidation of such Issuer, (B) as permitted by the terms of the Debentures, or (C) in connection with certain mergers, consolidations or amalgamations permitted by the related Trust Agreement and (iii) to use its reasonable efforts, consistent with the terms and provisions of the related Trust Agreement, to cause such Issuer to remain a business trust and otherwise not to be classified as an association taxable as a corporation for United States federal income tax purposes.


Modification of the Indenture

     From time to time, USF&G and the Debenture Trustee may, without the consent of the holders of any series of Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act, or making any other change that does not affect the rights of any holder of Debentures in any material respect. The Indenture contains provisions permitting USF&G and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of each outstanding series of Debentures affected, to modify the Indenture in a manner affecting the rights of the holders of such series of the Debentures; provided that no such modification may, without the consent of the holder of each outstanding Debenture so affected, (i) change the stated maturity of any series of Debentures, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, reduce any premium payable upon redemption of the Debentures, or change any place of payment where, or the coin or currency in which, any Debenture or any premium or interest is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity or redemption date, or modify the provisions of the Indenture with respect to the subordination of the Debentures in a manner adverse to the holders of the Debentures, (ii) reduce the percentage of principal amount of Debentures of any series, the holders of which are required to consent to any such modification of the Indenture or (iii) modify certain provisions of the Indenture relating to the waiver of past defaults or compliance by USF&G with the covenants therein.

     In addition, USF&G and the Debenture Trustee may execute, without the consent of any holder of Debentures, any supplemental Indenture for the purpose of creating any new series of Debentures.


Events of Default

     The Indenture provides that any one or more of the following described events with respect to a series of Debentures that has occurred and is continuing constitutes an "Event of Default" with respect to such series of
Debentures:

     (a) failure for 30 days to pay any interest on such series of the Debentures, including any Additional Interest (as defined in the Indenture) in respect thereof, when due (subject to the deferral of any due date in the case of an Extension Period); or

     (b) failure to pay any principal on such series of Debentures when due whether at maturity, upon redemption, by declaration or otherwise; or

     (c) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to USF&G from the Debenture Trustee or the holders of at least 25% in principal amount of such series of outstanding Debentures; or

     (d) certain events in bankruptcy, insolvency or reorganization of USF&G.

     The holders of a majority in outstanding principal amount of such series of Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of such series of Debentures may declare the principal due and payable immediately upon an Event of Default, and should the Debenture Trustee or such holders of such Debentures fail to make such declaration the holders of at least 25% in aggregate liquidation preference of Preferred Securities shall have such right. The holders of a majority in aggregate outstanding principal amount of such series of Debentures may annul such declaration and waive the default if the default has been cured (or, in certain circumstances, even if the default has not been cured) and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and any Additional Interest has been deposited with the Debenture Trustee.

     The holders of a majority in outstanding principal amount of the Debentures affected thereby may, on behalf of the holders of all the Debentures, waive any past default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Debenture. USF&G is required to file annually with the Debenture Trustee a certificate as to whether or not USF&G is in compliance with all the conditions and covenants applicable to it under the Indenture.

     Under the terms of the Trust Agreement, and for so long as the Debentures are held by the Property Trustee, certain actions with respect to the Debentures, including certain actions in respect of an Event of Default under the Debentures, require the prior approval of the holders of the Preferred Securities. See "Description of Preferred Securities - Voting Rights; Amendment of Trust Agreement." In case an Event of Default shall occur and be continuing as to a series of Debentures, the Property Trustee will have the right to declare the principal of and the interest on such Debentures (including any Additional Interest) and any other amounts payable under the Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to such Debentures.


Consolidation, Merger, Sale or Conveyance

     The Indenture provides that USF&G may not consolidate with or merge with or into any other person or sell, convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any person, unless (i) the successor person is a corporation, partnership, trust or other entity organized and validly existing under the laws of the United States or any state thereof or the District of Columbia, and expressly assumes by a supplemental indenture all of the obligations of USF&G under the Debentures, the Indenture and any Guarantees, (ii) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of USF&G or any subsidiary as a result of such transaction as having been incurred by it at the time of the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing, (iii) such transaction does not give rise to any breach or violation of any Trust Agreement or any Guarantee and (iv) certain other conditions are met.


Satisfaction and Discharge

     Under the terms of the Indenture, USF&G will be discharged from any and all obligations in respect of any series of Debentures (except in each case for certain obligations to register the transfer or exchange of such Debentures, replace stolen, lost or mutilated Debentures and hold moneys for payment in trust) if (subject to certain conditions) USF&G deposits with the Debenture Trustee, in trust, (i) cash and/or (ii) United States Government Obligations (as defined in the Indenture), which through the payment of interest thereon and principal thereof in accordance with their terms will provide cash in an amount sufficient to pay all the principal of, and interest on, such series of Debentures on the dates such payments are due in accordance with the terms of such Debentures.


Form, Exchange, and Transfer

     The Debentures will be issuable only in registered form, without coupons and only in denominations of $25 and integral multiples thereof.

     Subject to the terms of the Indenture, Debentures may be presented for registration of transfer or exchange (duly endorsed or accompanied by satisfactory instruments of transfer) at the office of the Security Registrar or at the office of any transfer agent designated by USF&G for such purpose. No service charge will be made for any registration of transfer or exchange of Debentures, but USF&G may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of transfer, title and identity of the person making the request. USF&G has appointed the Debenture Trustee as the initial Security Registrar. USF&G may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts.

     If the Debentures have been called for redemption, in whole or in part, USF&G will not be required to issue, register the transfer of or exchange any Debentures which have been called for redemption, except the unredeemed portion of any such Debentures being redeemed in part.


Payment and Paying Agents

     Payment of interest on a Debenture on any Interest Payment Date will be made to the person in whose name such Debenture (or one or more predecessor securities) is registered at the close of business on the Regular Record Date (as defined in the Indenture) for such interest.

     Principal or any interest on the Debentures will be payable at the office of such Paying Agent or Paying Agents as USF&G may designate for such purpose from time to time, except that at the option of USF&G, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the Security Register or by wire transfer. The principal corporate trust office of the Debenture Trustee in New York, New York is initially designated as USF&G's sole Paying Agent for payments with respect to the Debentures. USF&G may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts.


Governing Law

     The Indenture and the Debentures will be governed by and construed in accordance with the laws of the State of New York.


Information Concerning the Debenture Trustee

     The Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provision, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

     The Bank of New York has a course of regular dealings with USF&G in the ordinary course of business and from time to time may also make short-term loans and revolving credit and term loans to USF&G and its affiliates.


                  RELATIONSHIP AMONG THE PREFERRED SECURITIES,
                        THE DEBENTURES AND THE GUARANTEES

     As long as payments of interest and other payments are made when due on each series of Debentures, such payments will be sufficient to cover Distributions and other payments due on the corresponding Preferred Securities, primarily because (i) the aggregate principal amount of each series of Debentures will be equal to the sum of the aggregate stated liquidation amount of the corresponding Preferred Securities and corresponding Common Securities;
(ii) the interest rate and interest and other payment dates on each series of Debentures will match the Distribution rate and Distribution and other payment dates for the corresponding Preferred Securities; (iii) each Expense Agreement entered into by USF&G pursuant to each Trust Agreement provides that USF&G shall pay for all and any costs, expenses and liabilities of such Issuer except the Issuer's obligations to holders of its Preferred Securities under such Preferred Securities; and (iv) each Trust Agreement further provides that the Issuer will not engage in any activity that is not consistent with the limited purposes of such Issuer.

     Payments of Distributions and other amounts due on the Preferred Securities (to the extent the Issuer has funds available for the payment of such Distributions) are guaranteed by USF&G as and to the extent set forth under "Description of the Guarantee." If and to the extent that USF&G does not make payments on any series of Debentures, such Issuer will not pay Distributions or other amounts due on its Preferred Securities.

     If the Guarantee Trustee fails to enforce any Guarantee, a holder of any related Preferred Security may, after such holder's written request to the Guarantee Trustee to enforce such Guarantee, institute a legal proceeding directly against USF&G to enforce its rights under such Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Issuer or any other person or entity.

     Each Issuer's Preferred Securities evidence the rights of the holders thereof to the benefits of such Issuer, and each Issuer exists for the sole purpose of issuing its Trust Securities and investing the proceeds thereof in a corresponding series of Debentures.

     Upon any voluntary or involuntary termination, winding-up or liquidation of any Issuer involving the liquidation of the corresponding series of Debentures, the holders of Preferred Securities will be entitled to receive, out of assets held by such Issuer, the Liquidation Distribution in cash. See "Description of the Preferred Securities-Liquidation Distribution Upon Termination." Upon any voluntary or involuntary liquidation or bankruptcy of USF&G, the Property Trustee, as holder of the Debentures, would be a subordinated creditor of USF&G, subordinated in right of payment to all Senior Indebtedness, but entitled to receive payment in full of principal and interest, before any stockholders of USF&G receive payments or distributions. Since USF&G is the guarantor under each Guarantee and has agreed to pay for all costs, expenses and liabilities of each Issuer (other than the Issuer's obligations to the holders of its Preferred Securities), the positions of a holder of such Preferred Securities and a holder of such Debentures relative to other creditors and to stockholders of USF&G in the event of liquidation or bankruptcy of USF&G should be substantially the same.

     A default or event of default under any Senior Indebtedness would not constitute a default or Event of Default under the Debentures. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Debentures provide that no payments may be made in respect of the Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on any series of Debentures (subject to the right to extend the payment date of any interest during an Extension Period) would constitute an Event of Default under the Indenture.


                              PLAN OF DISTRIBUTION

     The Preferred Securities may be sold in a public offering to or through underwriters or dealers designated from time to time. Each Issuer may sell its Preferred Securities as soon as practicable after effectiveness of the Registration Statement of which the Prospectus is a part. The names of any underwriters or dealers involved in the sale of the Preferred Securities of any particular Issuer in respect of which this Prospectus is delivered, the number of Preferred Securities to be purchased by any such underwriters and any applicable commissions or discounts will be set forth in the Prospectus Supplement.

     Underwriters may offer and sell Preferred Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of Preferred Securities, underwriters may be deemed to have received compensation from USF&G and/or the applicable Issuer in the form of underwriting discounts or commissions and may also receive commissions. Underwriters may sell Preferred Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters.

     Any underwriting compensation paid by USF&G and/or the applicable Issuer to underwriters in connection with the offering of Preferred Securities, and any discounts, concessions or commissions allowed by such underwriters to participating dealers, will be set forth in an applicable Prospectus Supplement. Underwriters and dealers participating in the distribution of Preferred Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of such Preferred Securities may be deemed to be underwriting discounts and commissions, under the Act. Underwriters and dealers may be entitled, under agreement with USF&G and the applicable Issuer, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Act, and to reimbursement by USF&G for certain expenses.

     In connection with the offering of the Preferred Securities of any Issuer, such Issuer may grant to the underwriters an option to purchase additional Preferred Securities to cover over-allotments, if any, at the initial public offering price (with an additional underwriting commission), as may be set forth in the accompanying Prospectus Supplement. If such Issuer grants any over-allotment option, the terms of such over-allotment option will be set forth in the Prospectus Supplement for such Preferred Securities.

     Underwriters and dealers may engage in transactions with, or perform services for, USF&G and/or the applicable Issuer and/or any of their affiliates in the ordinary course of business.

     Each Issuer's Preferred Securities will be a new issue of securities and will have no established trading market. Any underwriters to whom an Issuer's Preferred Securities are sold by such Issuer for public offering and sale may make a market in such Preferred Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such Preferred Securities may or may not be listed on a national securities exchange. No assurance can be given as to the liquidity of or the existence of trading markets for any Preferred Securities.


                                     EXPERTS

     The consolidated financial statements of USF&G appearing or incorporated by reference in USF&G's Annual Report, restated on Form 10-K/A, for the year ended December 31, 1994 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated by reference herein. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     With respect to the unaudited condensed consolidated interim financial information for the three-month periods ended March 31, 1995 and 1994, the three and six-month periods ended June 30, 1995 and 1994, and the three, six and nine-month periods ended September 30, 1995 and 1994, incorporated by reference in this Registration Statement, the independent auditors have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports included in USF&G's quarterly report on Form 10-Q/A for the quarter ended March 31, 1995, and quarterly reports on Form 10-Q for the quarters ended June 30, 1995 and September 30, 1995, and incorporated herein by reference, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. The auditors are not subject to the liability provisions of
Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the Registration Statement prepared or certified by the auditors within the meaning of Sections 7 and 11 of the Securities Act.


                                  LEGAL MATTERS

     Certain legal matters will be passed upon for USF&G and the Issuers by Piper & Marbury L.L.P., Baltimore, Maryland. The validity of the Preferred Securities will be passed on for the underwriters by Davis Polk & Wardwell, New York, New York who may rely on the opinion of Piper & Marbury L.L.P. as to certain matters of Maryland law. L. P. Scriggins, a Director of USF&G, is a partner of Piper & Marbury L.L.P. As of December 27, 1995, lawyers in the firm of Piper & Marbury L.L.P. beneficially owned in the aggregate approximately 20,000 shares of Common Stock or Common Stock equivalents of USF&G.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

         The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the registration fee.

SEC Registration Fee........... $42,000
Legal Fees and Expenses.........$*
Blue Sky Fees and Expenses......$*
Accounting Fees and Expenses....$*
Fees of Trustee.................$*
Miscellaneous...................$*
                TOTAL...........$*
------------

*To be filed by amendment

Item 15.  Indemnification of Directors and Officers.

         The  Charter  of  the  Registrant   provides  for  indemnification  and
limitation of liability of directors and officers of the Registrant as follows:

               The  Corporation  shall  indemnify  (a) its directors to the full extent provided by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures provided by such laws; (b) its officers to the same extent it shall indemnify its directors; and (c) its officers who are not directors to such further extent as shall be authorized by the Board of Directors and be consistent with law. The foregoing shall not limit the authority of the Corporation to indemnify other employees and agents consistent with law.

               To  the  fullest  extent  permitted  by  Maryland   statutory  or
                decisional law, as amended or interpreted, no director or officer of this Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.

         The Maryland General Corporation Law provides that a corporation may indemnify any director made a party to a proceeding by reason of service in that capacity unless it is established that: (1) the act or omission of the director was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, or (2) the director actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. To the extent that a director has been successful in defense of any proceeding, the Maryland General Corporation Law provides that he shall be indemnified against reasonable expenses incurred in connection therewith. A Maryland corporation may indemnify its officers to the same extent as its directors and to such further extent as is consistent with law.

Item 16.    Exhibits

              1.1*   Form of Underwriting Agreement
              3.1    Restated Charter of USF&G (incorporated herein by
                     reference to Exhibit 3(a) to USF&G's Annual Report on
                     Form 10-K for the year ended December 31, 1993, File No.
                     1-8233)
              3.2    Amended Bylaws of USF&G (incorporated herein by reference
                     to Exhibit 3(b) to USF&G's Annual Report on Form 10-K/A
                     for the year ended December 31, 1994, filed November 14,
                     1995)
              4.1    Description of Shareholder Rights Plan (incorporated
                     herein by reference to Form 8-A, filed September 30, 1987)
              4.2*   Form of Subordinated Indenture between USF&G and The Bank
                     of New York
              4.3    Trust Agreement of USF&G Capital I
              4.4    Certificate of Trust of USF&G Capital I
              4.5    Trust Agreement of USF&G Capital II
              4.6    Certificate of Trust of USF&G Capital II
              4.7*   Form of Amended and Restated Declaration of Trust fo
                     each of USF&G Capital I and USF&G Capital II.
              4.8*   Form of Preferred Security (included in Exhibit 4.9)
              4.9*   Form of Deposit Agreement
             4.10*   Form of Guarantee
              5.1*   Opinion of John A. MacColl, Esq.
              5.2*   Opinion of Piper & Marbury L.L.P.
               12    Statement re: Computation of ratio of earnings to fixed
                     charges and ratio of earnings to combined fixed charges
                     and preferred stock dividends (such computations for the
                     years ended December 31, 1994, 1993 and 1992 are
                     incorporated by reference to Exhibit 12 to USF&G K/A;
                     computations for the years ended December 31, 1991 and
                     1990 are included as an exhibit hereto).
               15    Acknowledgement of Ernst & Young LLP
              23.1   Consent of Ernst & Young LLP
              23.2   Consent of John A. MacColl, Esq. (included in Exhibit 5.1)
              23.3   Consent of Piper & Marbury L.L.P. (included in Exhibit 5.2)
              24.1   Powers of Attorney for USF&G (included on signature pages
                     hereto)
              24.2   Powers of Attorney for J. Kendall Huber (included in
                     Exhibits 4.3 and 4.5)
              25.1   Statement of Eligibility under the Trust Indenture Act of
                     1939, as amended, of The Bank of New York, as Trustee, under the Indenture
              25.2   Statement of Eligibility under the Trust Indenture Act of
                     1939, as amended, of The Bank of New York, as Trustee, with respect to the Amended and Restated Declaration of Trust of USF&G Capital I
              25.3   Statement of Eligibility under the Trust Indenture Act of
                     1939, as amended, of The Bank of New York, as Trustee, with respect to the Amended and Restated Declaration of Trust of USF&G Capital II
              25.4   Statement of Eligibility under the Trust Indenture Act of
                     1939, as amended, of The Bank of New York, as Trustee, under the Preferred Securities Guarantee of USF&G with respect to the Preferred Securities of USF&G Capital I
              25.5   Statement of Eligibility under the Trust Indenture Act of
                     1939, as amended, of The Bank of New York, as Trustee, under the Preferred Securities Guarantee of USF&G with respect to the Preferred Securities of USF&G Capital II


*  To be filed by amendment

Item 17.        Undertakings.

                (a)      The undersigned Registrants hereby undertake:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                (b) The undersigned Registrants undertake hereby that, for purposes of determining liability under the Securities Act of 1933, each filing of the Registrants' annual reports pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, USF&G Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on December 29, 1995.

                                USF&G CORPORATION



                                                By: /s/ Norman P. Blake, Jr.
                                                Norman P. Blake, Jr.
                                                Chairman of the Board, President
                                                and Chief Executive Officer

                                POWER OF ATTORNEY

     The undersigned Officers and Directors of USF&G Corporation, a Maryland corporation (the "Corporation"), hereby constitute and appoint Norman P. Blake, Jr., Dan L. Hale and John A. MacColl of Baltimore City, Maryland, and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in any one or more of them, to sign for the undersigned and in their respective names as Officers and as Directors of the Corporation, this Registration Statement on Form S-3 (or any and all amendments, including post-effective amendments, to such Registration Statement) and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with full power of substitution, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities indicated on December 29, 1995.

Signature                                                   Title

                                                Director, Chairman of the Board,
                                                President and Chief Executive
/s/ Norman P. Blake, Jr.                        Officer
Norman P. Blake, Jr.

                                                Executive Vice President, Chief
/s/ Dan L. Hale                                 Financial Officer and Principal
Dan L. Hale                                     Accounting Officer


/s/ H. Furlong Baldwin                          Director
H. Furlong Baldwin


/s/ Michael J. Birck                            Director
Michael J. Birck


/s/ George L. Bunting, Jr.                      Director
George L. Bunting, Jr.



/s/ Robert E. Davis                             Director
Robert E. Davis



/s/ Dale F. Frey                                Director
Dale F. Frey


/s/ Robert E. Gregory, Jr.                      Director
Robert E. Gregory, Jr.


/s/ Robert J. Hurst                             Director
Robert J. Hurst


/s/ Wilbur G. Lewellen                          Director
Wilbur G. Lewellen


/s/ Henry A. Rosenberg, Jr.                     Director
Henry A. Rosenberg, Jr.


/s/ Larry P. Scriggins                          Director
Larry P. Scriggins


/s/ Anne Marie Whittemore                       Director
Anne Marie Whittemore


/s/ R. James Woolsey                            Director
R. James Woolsey

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, USF&G Capital I and USF&G Capital II each certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on December 29, 1995.


                                       USF&G CAPITAL I


                                       By: /s/ J. Kendall Huber
                                       J. Kendall Huber, as Trustee

                                       USF&G CAPITAL II


                                       By: /s/ J. Kendall Huber
                                       J. Kendall Huber, as Trustee




                                       By: /s/ J. Kendall Huber
                                       J. Kendall Huber, in his individual
                                       capacity as Trustee of USF&G
                                       Capital I and II and as
                                       attorney-in-fact


                                       USF&G CORPORATION, as Depositor


                                       By: /s/ J. Kendall Huber
                                       J. Kendall Huber, Vice-President -
                                       Deputy General Counsel

                                                   EXHIBIT INDEX

            Exhibit
            Numbers
              1.1*               Form of Underwriting Agreement
              3.1                Restated Charter of USF&G (incorporated herein
                                 by reference to Exhibit 3(a) to USF&G's Annual
                                 Report on Form 10-K for the year ended December
                                 31, 1993, File No. 1-8233)
              3.2                Bylaws of USF&G (incorporated herein by
                                 reference to Exhibit 3(b) to USF&G's Annual
                                 Report on Form 10-K/A for the year ended
                                 December 31, 1994, filed November 14, 1995)
              4.1                Description of Shareholder Rights Plan,
                                 incorporated herein by reference to Form 8-A
                                 filed September 21, 1987.
              4.2*               Form of Subordinated Indenture between USF&G
                                 and The Bank of New York
              4.3                Trust Agreement of USF&G Capital I
              4.4                Certificate of Trust of USF&G Capital I
              4.5                Trust Agreement of USF&G Capital II
              4.6                Certificate of Trust of USF&G Capital II
              4.7*               Form of Amended and Restated Declaration of
                                 Trust for each of USF&G Capital I and USF&G
                                 Capital II.
              4.8*               Form of Preferred Security (included in Exhibit
                                 4.9)
              4.9*               Form of Deposit Agreement
             4.10*               Form of Guarantee
              5.1*               Opinion of John A. MacColl, Esq.
              5.2*               Opinion of Piper & Marbury L.L.P.
               12                Statement re: Computation of ratio of earnings
                                 to fixed charges and ratio of earnings to
                                 combined fixed charges and preferred stock
                                 dividends (such computations for the years
                                 ended December 31, 1994, 1993 and 1992 are
                                 incorporated by reference to Exhibit 12 to
                                 USF&G's 1994 Annual Report on Form 10-K/A;
                                 computations for the years ended December
                                 31, 1991 and 1990 are included as an exhibit
                                 hereto).
               15                Acknowledgement of Ernst & Young LLP
              23.1               Consent of Ernst & Young LLP
              23.2               Consent of John A. MacColl, Esq. (included in
                                 Exhibit 5.1)
              23.3               Consent of Piper & Marbury L.L.P. (included in
                                 Exhibit 5.3)
              24.1               Powers of Attorney for USF&G (included on
                                 signature pages hereto)
              24.2               Powers of Attorney for J. Kendall Huber
                                 (included in Exhibits 4.3 and 4.5)
              25.1               Statement of Eligibility under the Trust
                                 Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, under the Indenture
              25.2               Statement of Eligibility under the Trust
                                 Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, with respect to the Amended and Restated Declaration of Trust of
                                 USF&G Capital I
              25.3               Statement of Eligibility under the Trust
                                 Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, with respect to the Amended and Restated Declaration of Trust of
                                 USF&G Capital II
              25.4               Statement of Eligibility under the Trust
                                 Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, under the Preferred
                                 Securities Guarantee of USF&G with respect to the Preferred Securities of USF&G Capital I
              25.5               Statement of Eligibility under the Trust
                                 Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, under the Preferred
                                 Securities Guarantee of USF&G with respect to the Preferred Securities of USF&G Capital II

                                   EXHIBIT 4.3

                                 TRUST AGREEMENT

         This TRUST AGREEMENT, dated as of December 28, 1995, among USF&G Corporation, a Maryland corporation, as "Depositor," The Bank of New York, a New York banking corporation, The Bank of New York (Delaware), a Delaware corporation, and J. Kendall Huber, not in their individual capacities but solely as Trustees. The Depositor and the Trustees hereby agree as follows:
                  1. The trust created hereby shall be known as "USF&G Capital I," in which name the Trustees, or the Depositor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.
                  2. The Depositor hereby assigns, transfers, conveys and sets over to the Trustees the sum of $10. The Trustees hereby acknowledge receipt of such amount in trust from the Depositor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Depositor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. ss.3801 et seq. (the "Business Trust Act"), and that this document constitutes the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Business Trust Act.
                  3. The Depositor and the Trustees will enter into an amended and restated Trust Agreement, satisfactory to each such party and substantially in the form to be included as an Exhibit to the 1933 Act Registration Statement referred to below, to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Trust Agreement, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery of any licenses, consents or approvals required by applicable law or otherwise.
                  4. The Depositor and the Trustees hereby authorize and direct the Depositor, as the sponsor of the Trust, (i) to file with the
         Securities and Exchange Commission (the Commission") and execute, in each case on behalf of the Trust, (a) the Registration Statement on Form S-3 (the "1933 Act Registration Statement"), including any pre-effective or post-effective amendments to such 1933 Act Registration Statement (including the prospectus and the exhibits contained therein), relating to the registration under the Securities Act of 1933, as amended, of the Preferred Securities of the Trust and certain other securities and (b) a Registration Statement on Form 8-A (the "1934 Act Registration Statement") (including all pre-effective and post-effective amendments thereto) relating to the registration of the Preferred Securities of the Trust under Section 12(b) of the Securities Exchange Act of 1934, as amended; (ii) to file with the New York, American or Pacific Stock Exchange (each an "Exchange") and execute on behalf of the Trust one or more listing applications and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on any of the Exchanges; (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Preferred Securities under the securities or "Blue Sky" laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable and (iv) to execute on behalf of the Trust that certain Underwriting Agreement relating to the Preferred Securities, among the Trust, the Depositor and the several Underwriters named therein, substantially in the form to be included as an Exhibit to the 1933 Act Registration Statement. In the event that any filing referred to in clauses (i), (ii) and (iii) above is required by the rules and regulations of the Commission, the Exchange or state securities or blue sky laws, to be executed on behalf of the Trust by any of the Trustees, J. Kendall Huber in his capacity as Trustee of the Trust, is hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing. In connection with all of the foregoing, the Depositor hereby constitutes and appoints J. Kendall Huber as its true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the Depositor or in the Depositor's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the 1933 Act Registration Statement and the 1934 Act Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Depositor might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his respective substitute or substitutes, shall do or cause to be done by virtue hereof.
                  5. This Trust Agreement may be executed in one or more counterparts.
                  6. The number of Trustees initially shall be three and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of Trustees; provided, however, that to the extent required by the Business Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any Trustee at any time. The Trustees may resign upon thirty days prior notice to the Depositor.
                  7. This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles). IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.

                                               USF&G CORPORATION,
                                               as Depositor


                                               By:  /s/ J. Kendall Huber
                                               Name: J. Kendall Huber
                                               Title: Vice President-Deputy
                                               General Counsel


                                               THE BANK OF NEW YORK,
                                               not in its individual capacity
                                               but solely as Trustee


                                               By: /s/ Walter N. Gitlin
                                               Name:    Walter N. Gitlin
                                               Title:   Vice President



                                               THE BANK OF NEW YORK (DELAWARE),
                                               not in its individual capacity
                                               but solely as Trustee


                                               By: /s/ Donald J. Wrobal
                                               Name:    Donald J. Wrobal
                                               Title:   Vice President



                                               J. Kendall Huber
                                               not in his individual capacity
                                               but solely as Trustee


                                               /s/ J. Kendall Huber

                                   EXHIBIT 4.4
                              CERTIFICATE OF TRUST
                                       OF
                                 USF&G CAPITAL I


         THIS CERTIFICATE OF TRUST of USF&G Capital I (the "Trust"), dated December 28, 1995, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. (S) 3801 et seq.).
         (i) Name. The name of the business trust being formed hereby is USF&G Capital I.
         (ii) Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711.
         (iii) Counterparts. This Certificate of Trust may be executed in one or more counterparts, all of which together shall constitute one and the same instrument.
         (iv) Effective Date. This Certificate of Trust shall be effective as of its filing.
         IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first above written.

                                     THE BANK OF NEW YORK, as Trustee


                                     By:  /s/ Walter N. Gitlin
/s/ J. Kendall Huber                 Name:    Walter N. Gitlin
J. Kendall Huber, as Trustee         Title:   Vice President



                                     THE BANK OF NEW YORK (DELAWARE), as Trustee


                                    By: /s/ Donald J. Wrobal
                                    Name:    Donald J. Wrobal
                                    Title:   Vice President

                                   EXHIBIT 4.5

                                 TRUST AGREEMENT

         This TRUST AGREEMENT, dated as of December 28, 1995, among USF&G Corporation, a Maryland corporation, as "Depositor," The Bank of New York, a New York banking corporation, The Bank of New York (Delaware), a Delaware corporation, and J. Kendall Huber, not in their individual capacities but solely as Trustees. The Depositor and the Trustees hereby agree as follows:
                  1. The trust created hereby shall be known as "USF&G Capital II," in which name the Trustees, or the Depositor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.
                  2. The Depositor hereby assigns, transfers, conveys and sets over to the Trustees the sum of $10. The Trustees hereby acknowledge receipt of such amount in trust from the Depositor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Depositor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. ss.3801 et seq. (the "Business Trust Act"), and that this document constitutes the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Business Trust Act.
                  3. The Depositor and the Trustees will enter into an amended and restated Trust Agreement, satisfactory to each such party and substantially in the form to be included as an Exhibit to the 1933 Act Registration Statement referred to below, to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Trust Agreement, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery of any licenses, consents or approvals required by applicable law or otherwise.
                  4. The Depositor and the Trustees hereby authorize and direct the Depositor, as the sponsor of the Trust, (i) to file with the
         Securities and Exchange Commission (the Commission") and execute, in each case on behalf of the Trust, (a) the Registration Statement on Form S-3 (the "1933 Act Registration Statement"), including any pre-effective or post-effective amendments to such 1933 Act Registration Statement (including the prospectus and the exhibits contained therein), relating to the registration under the Securities Act of 1933, as amended, of the Preferred Securities of the Trust and certain other securities and (b) a Registration Statement on Form 8-A (the "1934 Act Registration Statement") (including all pre-effective and post-effective amendments thereto) relating to the registration of the Preferred Securities of the Trust under Section 12(b) of the Securities Exchange Act of 1934, as amended; (ii) to file with the New York, American or Pacific Stock Exchange (each an "Exchange") and execute on behalf of the Trust one or more listing applications and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on any of the Exchanges; (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Preferred Securities under the securities or "Blue Sky" laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable and (iv) to execute on behalf of the Trust that certain Underwriting Agreement relating to the Preferred Securities, among the Trust, the Depositor and the several Underwriters named therein, substantially in the form to be included as an Exhibit to the 1933 Act Registration Statement. In the event that any filing referred to in clauses (i), (ii) and (iii) above is required by the rules and regulations of the Commission, the Exchange or state securities or blue sky laws, to be executed on behalf of the Trust by any of the Trustees, J. Kendall Huber in his capacity as Trustee of the Trust, is hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing. In connection with all of the foregoing, the Depositor hereby constitutes and appoints J. Kendall Huber as its true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the Depositor or in the Depositor's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the 1933 Act Registration Statement and the 1934 Act Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Depositor might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his respective substitute or substitutes, shall do or cause to be done by virtue hereof.
                  5. This Trust Agreement may be executed in one or more counterparts.
                  6. The number of Trustees initially shall be three and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of Trustees; provided, however, that to the extent required by the Business Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any Trustee at any time. The Trustees may resign upon thirty days prior notice to the Depositor.
                  7. This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles). IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.

                                    USF&G CORPORATION,
                                    as Depositor


                                    By:  /s/ J. Kendall Huber
                                    Name: J. Kendall Huber
                                    Title: Vice President-Deputy General Counsel


                                    THE BANK OF NEW YORK,
                                    not in its individual capacity but solely as Trustee


                                    By: /s/ Walter N. Gitlin
                                    Name:    Walter N. Gitlin
                                    Title:   Vice President



                                    THE BANK OF NEW YORK (DELAWARE),
                                    not in its individual capacity but solely as Trustee


                                    By: /s/ Donald J. Wrobal
                                    Name:    Donald J. Wrobal
                                    Title:   Vice President



                                    J. Kendall Huber
                                    not in his individual capacity but solely as Trustee


                                    /s/ J. Kendall Huber

                                   EXHIBIT 4.6
                              CERTIFICATE OF TRUST
                                       OF
                                USF&G CAPITAL II

         THIS CERTIFICATE OF TRUST of USF&G Capital II (the "Trust"), dated December 28, 1995, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. (S) 3801 et seq.).
         (i) Name. The name of the business trust being formed hereby is USF&G Capital II.
         (ii) Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711.
         (iii) Counterparts. This Certificate of Trust may be executed in one or more counterparts, all of which together shall constitute one and the same instrument.
         (iv) Effective Date. This Certificate of Trust shall be effective as of its filing.
         IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first above written.

                                     THE BANK OF NEW YORK,  as Trustee


                                     By:  /s/ Walter N. Gitlin
/s/ J. Kendall Huber                 Name:    Walter N. Gitlin
J. Kendall Huber, as Trustee         Title:   Vice President



                                     THE BANK OF NEW YORK (DELAWARE), as Trustee


                                     By: /s/ Donald J. Wrobal
                                     Name:    Donald J. Wrobal
                                     Title:   Vice President

                                   EXHIBIT 12

       Computation of Ratio of Consolidated Earnings to Fixed Charges and
                            Preferred Stock Dividends

                                                     Years Ended December 31


               (dollars in millions)             1991*             1990*
               ---------------------              ----             ----
Fixed Charges
    Interest expense                            $   47           $   55
    Interest capitalized                             8                4
    Bond put option amortization                   ---                3
    Portion of rents representative of              31               28
       interest                                     --

          Total fixed charges                       86               90
    Preferred stock dividend                        37               17
        requirements (A)                            --

Combined Fixed Charges and                     $   123          $   107
   Preferred Stock Dividends                    ------


Consolidated Earnings Available for
   Fixed Charges and Preferred Stock
   Dividends
    Income from operations before              $  (142)        $   (432)
       income taxes
    Adjustments:
        Fixed charges                               86               90
        Less interest capitalized during the        (8)              (4)
             period                                ---

    Consolidated earnings available for          $  64         $   (346)
       fixed charges and preferred stock        ------
      dividends


Ratio of Consolidated Earnings to                    (B)             (C)
   Fixed Charges
Ratio of Consolidated Earnings to                    (B)             (C)
   Combined Fixed Charges and
   Preferred Stock Dividends



*Amounts have been restated to reflect mergers with Discover Re Managers, Inc., and Victoria Financial Corporation, which were completed during the second quarter of 1995. Restatement of prior periods is provided due to the application of the pooling-of-interests method of accounting.
(A) Preferred stock dividend requirements of $37 million in 1991 and $17 million in 1990 divided by 100% less the effective income tax rate of 0% in 1991 and 1990.
(B) Earnings were inadequate to cover fixed charges by $150 million, and combined fixed charges and preferred stock dividends by $187 million in 1991.
(C) Earnings were inadequate to cover fixed charges by $436 million, and combined fixed charges and preferred stock dividends by $453 million in 1990.

                                   EXHIBIT 15
                     Acknowledgment of Independent Auditors

         We are aware of the incorporation by reference in the Registration Statement (Form S-3) of USF&G Corporation, USF&G Capital I and USF&G Capital II, pertaining to the Cumulative Quarterly Income Preferred Securities of our reports dated May 12, 1995, except for note 10 as to which the date is May 22, 1995, August 9, 1995 and November 14, 1995 relating to the unaudited condensed consolidated interim financial statements of USF&G Corporation which are included in its Form 10-Q/A for the quarter ended March 31, 1995 and Forms 10-Q for the quarters ended June 30, 1995 and September 30, 1995, respectively.
         Pursuant to Rule 436(c) of the Securities Act of 1933 our reports are not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.

/s/ Ernst & Young LLP
Baltimore, Maryland
December 27, 1995

                                  EXHIBIT 23.1
                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-3) of USF&G Corporation, USF&G Capital I and USF&G Capital II, pertaining to the Cumulative Quarterly Income Preferred Securities of our reports dated February 24, 1995, except for note 1.11 as to which the date is May 22, 1995 with respect to the consolidated financial statements and schedules of USF&G Corporation included or incorporated by reference in its Annual Report, Restated (Form 10-K/A) for the year ended December 31, 1994, and the related financial statement schedule included therein filed with the Securities and Exchange Commission.

         /s/ ERNST & YOUNG LLP
Baltimore, Maryland
December 27, 1995

                                  EXHIBIT 25.1

                                                          CONFORMED COPY
================================================================================


                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                             SECTION 305(b)(2) |__|



                              THE BANK OF NEW YORK
               (Exact name of trustee as specified in its charter)


New York                                                    13-5160382
(State of incorporation                                     (I.R.S. employer
if not a U.S. national bank)                                identification no.)

48 Wall Street, New York, N.Y.                              10286
(Address of principal executive offices)                    (Zip code)





                                USF&G CORPORATION
               (Exact name of obligor as specified in its charter)


Maryland                                        52-12220567
(State or other jurisdiction of                 (I.R.S. employer
incorporation or organization)                  identification no.)

100 Light Street
Baltimore, Maryland                             21202
(Address of principal executive offices)        (Zip code)

                                                       ______________________

                   Deferrable Interest Subordinated Debentures
                       (Title of the indenture securities)


================================================================================

1.    General information.  Furnish the following information as to the Trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

--------------------------------------------------------------------------------
                  Name                                        Address
--------------------------------------------------------------------------------

         Superintendent of Banks of the State of     Rector Street, New York,
         New York                                    N.Y.  10006, and Albany,
                                                     N.Y. 12203

         Federal Reserve Bank of New York            33 Liberty Plaza, New York,
                                                     N.Y.  10045

         Federal Deposit Insurance Corporation       Washington, D.C.  20429

         New York Clearing House Association         New York, New York

         (b)      Whether it is authorized to exercise corporate trust powers.

         Yes.

2.       Affiliations with Obligor.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         None.  (See Note on page 3.)

16.      List of Exhibits.

         Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and Rule 24 of the Commission's Rules of Practice.

         1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

         4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

         6. The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

         7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.



                                      NOTE


         Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said Item is based on incomplete information.

         Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.

                                                              SIGNATURE



         Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 26th day of December, 1995.


                                           THE BANK OF NEW YORK



                                           By:     /S/VIVIAN GEORGES
                                              Name:   VIVIAN GEORGES
                                              Title:  ASSISTANT VICE PRESIDENT

                       Consolidated Report of Condition of

                              THE BANK OF NEW YORK

                                      of 48 Wall Street, New York, N.Y. 10286
                                      And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business September 30, 1995, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                      Dollar Amounts
ASSETS                                                  in Thousands
Cash and balances due from depos-
  itory institutions:
  Noninterest-bearing balances and
  currency and coin ..................                  $ 1,736,715
  Interest-bearing balances ..........                      891,776
Securities:
  Held-to-maturity securities ........                    1,326,964
  Available-for-sale securities ......                    1,690,688
Federal funds sold in domestic
  offices of the bank ................                    3,304,789
Loans and lease financing
  receivables:
  Loans and leases, net of unearned
    income .................                             27,623,140
  LESS: Allowance for loan and
    lease losses ..............                             528,419
    Loans and leases, net of unearned
    income and allowance                                 27,094,721
Assets held in trading accounts ......                    1,002,518
Premises and fixed assets (including
  capitalized leases) ................                      609,515
Other real estate owned ..............                       72,559
Investments in unconsolidated
  subsidiaries and associated
  companies ..........................                      211,296
Customers' liability to this bank on
  acceptances outstanding ............                      894,050
Intangible assets ....................                      103,081
Other assets .........................                    1,193,026
Total assets .........................                  $40,131,698

LIABILITIES
Deposits:
  In domestic offices ................                  $18,120,409
  Noninterest-bearing .......                             6,529,790
  Interest-bearing .........                             11,590,619
  In foreign offices, Edge and
  Agreement subsidiaries, and IBFs ...                   10,327,057
  Noninterest-bearing ..........                             58,060
  Interest-bearing .........                             10,268,997


Federal funds purchased and secu-
  rities sold under agreements to re-
  purchase in domestic offices of
  the bank and of its Edge and
  Agreement subsidiaries, and in
  IBFs:
  Federal funds purchased ............                    2,479,694
  Securities sold under agreements
    to repurchase ....................                       27,450
Demand notes issued to the U.S.
  Treasury ...........................                      197,998
Trading liabilities ..................                      631,973
Other borrowed money:
  With original maturity of one year
    or less ..........................                    1,339,183
  With original maturity of more than
    one year .........................                      120,863
Bank's liability on acceptances exe-
  cuted and outstanding ..............                      899,417
Subordinated notes and debentures ....                    1,053,860
Other liabilities ....................                    1,554,647
Total liabilities ....................                   36,752,551

EQUITY CAPITAL
Common stock ........................                       942,284
Surplus .............................                       525,666
Undivided profits and capital
  reserves ..........................                     1,911,248
Net unrealized holding gains
  (losses) on available-for-sale
  securities ........................                         4,994
Cumulative foreign currency transla-
  tion adjustments ..................                    (    5,045)
Total equity capital ................                     3,379,147
Total liabilities and equity
  capital ...........................                   $40,131,698


      I, Robert E. Keilman, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                               Robert E. Keilman

      We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

                       -
      J. Carter Bacot     |
      Thomas A. Renyi     |     Directors
      Alan R. Griffith    |
                       -

                                  Exhibit 25.2

                                                          CONFORMED COPY
================================================================================


                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                             SECTION 305(b)(2) |__|



                              THE BANK OF NEW YORK
               (Exact name of trustee as specified in its charter)


New York                                             13-5160382
(State of incorporation                              (I.R.S. employer
if not a U.S. national bank)                         identification no.)

48 Wall Street, New York, N.Y.                       10286
(Address of principal executive offices)             (Zip code)





                                 USF&G CAPITAL I
               (Exact name of obligor as specified in its charter)


Delaware                                           To Be Applied For
(State or other jurisdiction of                    (I.R.S. employer
incorporation or organization)                     identification no.)

100 Light Street
Baltimore, Maryland                                21202
(Address of principal executive offices)           (Zip code)

                                                       ______________________

                              Preferred Securities
                       (Title of the indenture securities)


================================================================================

1.    General information.  Furnish the following information as to the Trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

--------------------------------------------------------------------------------
                  Name                                        Address
--------------------------------------------------------------------------------

         Superintendent of Banks of the State of     Rector Street, New York,
         New York                                    N.Y.  10006, and Albany,
                                                     N.Y. 12203

         Federal Reserve Bank of New York            33 Liberty Plaza, New York,
                                                     N.Y.  10045

         Federal Deposit Insurance Corporation       Washington, D.C.  20429

         New York Clearing House Association         New York, New York

         (b)      Whether it is authorized to exercise corporate trust powers.

         Yes.

2.       Affiliations with Obligor.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         None.  (See Note on page 3.)

16.      List of Exhibits.

         Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and Rule 24 of the Commission's Rules of Practice.

         1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No.1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

         4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

         6. The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

         7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.



                                      NOTE


         Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said Item is based on incomplete information.

         Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.


                                    SIGNATURE



         Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 26th day of December, 1995.


                                              THE BANK OF NEW YORK



                                              By:      /S/WALTER N. GITLIN
                                              Name:   WALTER N. GITLIN
                                              Title:  VICE PRESIDENT

                       Consolidated Report of Condition of

                              THE BANK OF NEW YORK

                                      of 48 Wall Street, New York, N.Y. 10286
                                      And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business September 30, 1995, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                      Dollar Amounts
ASSETS                                                  in Thousands
Cash and balances due from depos-
  itory institutions:
  Noninterest-bearing balances and
  currency and coin ..................                  $ 1,736,715
  Interest-bearing balances ..........                      891,776
Securities:
  Held-to-maturity securities ........                    1,326,964
  Available-for-sale securities ......                    1,690,688
Federal funds sold in domestic
  offices of the bank ................                    3,304,789
Loans and lease financing
  receivables:
  Loans and leases, net of unearned
    income .................                             27,623,140
  LESS: Allowance for loan and
    lease losses ..............                             528,419
    Loans and leases, net of unearned
    income and allowance                                 27,094,721
Assets held in trading accounts ......                    1,002,518
Premises and fixed assets (including
  capitalized leases) ................                      609,515
Other real estate owned ..............                       72,559
Investments in unconsolidated
  subsidiaries and associated
  companies ..........................                      211,296
Customers' liability to this bank on
  acceptances outstanding ............                      894,050
Intangible assets ....................                      103,081
Other assets .........................                    1,193,026
Total assets .........................                  $40,131,698

LIABILITIES
Deposits:
  In domestic offices ................                  $18,120,409
  Noninterest-bearing .......                             6,529,790
  Interest-bearing .........                             11,590,619
  In foreign offices, Edge and
  Agreement subsidiaries, and IBFs ...                   10,327,057
  Noninterest-bearing ..........                             58,060
  Interest-bearing .........                             10,268,997


Federal funds purchased and secu-
  rities sold under agreements to re-
  purchase in domestic offices of
  the bank and of its Edge and
  Agreement subsidiaries, and in
  IBFs:
  Federal funds purchased ............                    2,479,694
  Securities sold under agreements
    to repurchase ....................                       27,450
Demand notes issued to the U.S.
  Treasury ...........................                      197,998
Trading liabilities ..................                      631,973
Other borrowed money:
  With original maturity of one year
    or less ..........................                    1,339,183
  With original maturity of more than
    one year .........................                      120,863
Bank's liability on acceptances exe-
  cuted and outstanding ..............                      899,417
Subordinated notes and debentures ....                    1,053,860
Other liabilities ....................                    1,554,647
Total liabilities ....................                   36,752,551

EQUITY CAPITAL
Common stock ........................                       942,284
Surplus .............................                       525,666
Undivided profits and capital
  reserves ..........................                     1,911,248
Net unrealized holding gains
  (losses) on available-for-sale
  securities ........................                         4,994
Cumulative foreign currency transla-
  tion adjustments ..................                    (    5,045)
Total equity capital ................                     3,379,147
Total liabilities and equity
  capital ...........................                   $40,131,698


      I, Robert E. Keilman, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                               Robert E. Keilman

      We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

                       -
      J. Carter Bacot     |
      Thomas A. Renyi     |     Directors
      Alan R. Griffith    |
                       -

                                  Exhibit 25.3

                                                          CONFORMED COPY
================================================================================


                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                             SECTION 305(b)(2) |__|



                              THE BANK OF NEW YORK
               (Exact name of trustee as specified in its charter)


New York                                         13-5160382
(State of incorporation                          (I.R.S. employer
if not a U.S. national bank)                     identification no.)

48 Wall Street, New York, N.Y.                   10286
(Address of principal executive offices)         (Zip code)





                                USF&G CAPITAL II
               (Exact name of obligor as specified in its charter)


Delaware                                         To Be Applied For
(State or other jurisdiction of                  (I.R.S. employer
incorporation or organization)                   identification no.)

100 Light Street
Baltimore, Maryland                              21202
(Address of principal executive offices)         (Zip code)

                                                       ______________________

                              Preferred Securities
                       (Title of the indenture securities)


===============================================================================

1.    General information.  Furnish the following information as to the Trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

--------------------------------------------------------------------------------
                  Name                                        Address
--------------------------------------------------------------------------------

         Superintendent of Banks of the State of     2 Rector Street, New York,
         New York                                    N.Y.  10006, and Albany,
                                                     N.Y. 12203

         Federal Reserve Bank of New York            33 Liberty Plaza, New York,
                                                     N.Y.  10045

         Federal Deposit Insurance Corporation       Washington, D.C.  20429

         New York Clearing House Association         New York, New York

         (b)      Whether it is authorized to exercise corporate trust powers.

         Yes.

2.       Affiliations with Obligor.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         None.  (See Note on page 3.)

16.      List of Exhibits.

         Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and Rule 24 of the Commission's Rules of Practice.

         1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

         4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

         6. The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

         7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.



                                      NOTE


         Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said Item is based on incomplete information.

         Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.

                                                              SIGNATURE



         Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 26th day of December, 1995.


                                              THE BANK OF NEW YORK


                                               By:      /S/WALTER N. GITLIN
                                               Name:   WALTER N. GITLIN
                                               Title:  VICE PRESIDENT

                       Consolidated Report of Condition of

                              THE BANK OF NEW YORK

                                      of 48 Wall Street, New York, N.Y. 10286
                                      And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business September 30, 1995, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                      Dollar Amounts
ASSETS                                                  in Thousands
Cash and balances due from depos-
  itory institutions:
  Noninterest-bearing balances and
  currency and coin ..................                  $ 1,736,715
  Interest-bearing balances ..........                      891,776
Securities:
  Held-to-maturity securities ........                    1,326,964
  Available-for-sale securities ......                    1,690,688
Federal funds sold in domestic
  offices of the bank ................                    3,304,789
Loans and lease financing
  receivables:
  Loans and leases, net of unearned
    income .................                             27,623,140
  LESS: Allowance for loan and
    lease losses ..............                             528,419
    Loans and leases, net of unearned
    income and allowance                                 27,094,721
Assets held in trading accounts ......                    1,002,518
Premises and fixed assets (including
  capitalized leases) ................                      609,515
Other real estate owned ..............                       72,559
Investments in unconsolidated
  subsidiaries and associated
  companies ..........................                      211,296
Customers' liability to this bank on
  acceptances outstanding ............                      894,050
Intangible assets ....................                      103,081
Other assets .........................                    1,193,026
Total assets .........................                  $40,131,698

LIABILITIES
Deposits:
  In domestic offices ................                  $18,120,409
  Noninterest-bearing .......                             6,529,790
  Interest-bearing .........                             11,590,619
  In foreign offices, Edge and
  Agreement subsidiaries, and IBFs ...                   10,327,057
  Noninterest-bearing ..........                             58,060
  Interest-bearing .........                             10,268,997


Federal funds purchased and secu-
  rities sold under agreements to re-
  purchase in domestic offices of
  the bank and of its Edge and
  Agreement subsidiaries, and in
  IBFs:
  Federal funds purchased ............                    2,479,694
  Securities sold under agreements
    to repurchase ....................                       27,450
Demand notes issued to the U.S.
  Treasury ...........................                      197,998
Trading liabilities ..................                      631,973
Other borrowed money:
  With original maturity of one year
    or less ..........................                    1,339,183
  With original maturity of more than
    one year .........................                      120,863
Bank's liability on acceptances exe-
  cuted and outstanding ..............                      899,417
Subordinated notes and debentures ....                    1,053,860
Other liabilities ....................                    1,554,647
Total liabilities ....................                   36,752,551

EQUITY CAPITAL
Common stock ........................                       942,284
Surplus .............................                       525,666
Undivided profits and capital
  reserves ..........................                     1,911,248
Net unrealized holding gains
  (losses) on available-for-sale
  securities ........................                         4,994
Cumulative foreign currency transla-
  tion adjustments ..................                    (    5,045)
Total equity capital ................                     3,379,147
Total liabilities and equity
  capital ...........................                   $40,131,698


      I, Robert E. Keilman, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                               Robert E. Keilman

      We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

                       -
      J. Carter Bacot     |
      Thomas A. Renyi     |     Directors
      Alan R. Griffith    |
                       -

                                  Exhibit 25.4
                                                          CONFORMED COPY



================================================================================


                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                             SECTION 305(b)(2) |__|



                              THE BANK OF NEW YORK
               (Exact name of trustee as specified in its charter)


New York                                          13-5160382
(State of incorporation                           (I.R.S. employer
if not a U.S. national bank)                      identification no.)

48 Wall Street, New York, N.Y.                    10286
(Address of principal executive offices)          (Zip code)





                                USF&G CORPORATION
               (Exact name of obligor as specified in its charter)


Maryland                                        52-12220567
(State or other jurisdiction of                 (I.R.S. employer
incorporation or organization)                  identification no.)

100 Light Street
Baltimore, Maryland                             21202
(Address of principal executive offices)        (Zip code)

                                                       ______________________

              Guarantee to Preferred Securities of USF&G Capital I
                       (Title of the indenture securities)


================================================================================

1.    General information.  Furnish the following information as to the Trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

--------------------------------------------------------------------------------
                  Name                                        Address
--------------------------------------------------------------------------------

         Superintendent of Banks of the State of     2 Rector Street, New York,
         New York                                    N.Y.  10006, and Albany,
                                                     N.Y. 12203

         Federal Reserve Bank of New York            Liberty Plaza, New York,
                                                     N.Y.  10045

         Federal Deposit Insurance Corporation       Washington, D.C.  20429

         New York Clearing House Association         New York, New York

         (b)      Whether it is authorized to exercise corporate trust powers.

         Yes.

2.       Affiliations with Obligor.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         None.  (See Note on page 3.)

16.      List of Exhibits.

         Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and Rule 24 of the Commission's Rules of Practice.

         1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

         4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

         6. The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

         7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.



                                      NOTE


         Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said Item is based on incomplete information.

         Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.

                                    SIGNATURE



         Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 26th day of December, 1995.



                                              THE BANK OF NEW YORK


                                              By:      /S/WALTER N. GITLIN
                                              Name:   WALTER N. GITLIN
                                              Title:  VICE PRESIDENT

                       Consolidated Report of Condition of

                              THE BANK OF NEW YORK

                                      of 48 Wall Street, New York, N.Y. 10286
                                      And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business September 30, 1995, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                      Dollar Amounts
ASSETS                                                  in Thousands
Cash and balances due from depos-
  itory institutions:
  Noninterest-bearing balances and
  currency and coin ..................                  $ 1,736,715
  Interest-bearing balances ..........                      891,776
Securities:
  Held-to-maturity securities ........                    1,326,964
  Available-for-sale securities ......                    1,690,688
Federal funds sold in domestic
  offices of the bank ................                    3,304,789
Loans and lease financing
  receivables:
  Loans and leases, net of unearned
    income .................                             27,623,140
  LESS: Allowance for loan and
    lease losses ..............                             528,419
    Loans and leases, net of unearned
    income and allowance                                 27,094,721
Assets held in trading accounts ......                    1,002,518
Premises and fixed assets (including
  capitalized leases) ................                      609,515
Other real estate owned ..............                       72,559
Investments in unconsolidated
  subsidiaries and associated
  companies ..........................                      211,296
Customers' liability to this bank on
  acceptances outstanding ............                      894,050
Intangible assets ....................                      103,081
Other assets .........................                    1,193,026
Total assets .........................                  $40,131,698

LIABILITIES
Deposits:
  In domestic offices ................                  $18,120,409
  Noninterest-bearing .......                             6,529,790
  Interest-bearing .........                             11,590,619
  In foreign offices, Edge and
  Agreement subsidiaries, and IBFs ...                   10,327,057
  Noninterest-bearing ..........                             58,060
  Interest-bearing .........                             10,268,997


Federal funds purchased and secu-
  rities sold under agreements to re-
  purchase in domestic offices of
  the bank and of its Edge and
  Agreement subsidiaries, and in
  IBFs:
  Federal funds purchased ............                    2,479,694
  Securities sold under agreements
    to repurchase ....................                       27,450
Demand notes issued to the U.S.
  Treasury ...........................                      197,998
Trading liabilities ..................                      631,973
Other borrowed money:
  With original maturity of one year
    or less ..........................                    1,339,183
  With original maturity of more than
    one year .........................                      120,863
Bank's liability on acceptances exe-
  cuted and outstanding ..............                      899,417
Subordinated notes and debentures ....                    1,053,860
Other liabilities ....................                    1,554,647
Total liabilities ....................                   36,752,551

EQUITY CAPITAL
Common stock ........................                       942,284
Surplus .............................                       525,666
Undivided profits and capital
  reserves ..........................                     1,911,248
Net unrealized holding gains
  (losses) on available-for-sale
  securities ........................                         4,994
Cumulative foreign currency transla-
  tion adjustments ..................                    (    5,045)
Total equity capital ................                     3,379,147
Total liabilities and equity
  capital ...........................                   $40,131,698


      I, Robert E. Keilman, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                               Robert E. Keilman

      We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

                       -
      J. Carter Bacot     |
      Thomas A. Renyi     |     Directors
      Alan R. Griffith    |
                       -

                                  Exhibit 25.5

                                                          CONFORMED COPY



================================================================================


                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                             SECTION 305(b)(2) |__|



                              THE BANK OF NEW YORK
               (Exact name of trustee as specified in its charter)


New York                                             13-5160382
(State of incorporation                              (I.R.S. employer
if not a U.S. national bank)                         identification no.)

48 Wall Street, New York, N.Y.                       10286
(Address of principal executive offices)             (Zip code)





                                USF&G CORPORATION
               (Exact name of obligor as specified in its charter)


Maryland                                             52-12220567
(State or other jurisdiction of                      (I.R.S. employer
incorporation or organization)                       identification no.)

100 Light Street
Baltimore, Maryland                                  21202
(Address of principal executive offices)             (Zip code)

                                                       ______________________

              Guarantee of Preferred Securities of USF&G Capital II
                       (Title of the indenture securities)


================================================================================

1.    General information.  Furnish the following information as to the Trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

--------------------------------------------------------------------------------
                  Name                                        Address
--------------------------------------------------------------------------------

         Superintendent of Banks of the State of     2 Rector Street, New York,
         New York                                    N.Y.  10006, and Albany,
                                                     N.Y. 12203

         Federal Reserve Bank of New York            33 Liberty Plaza, New York,
                                                     N.Y.  10045

         Federal Deposit Insurance Corporation       Washington, D.C.  20429

         New York Clearing House Association         New York, New York

         (b)      Whether it is authorized to exercise corporate trust powers.

         Yes.

2.       Affiliations with Obligor.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         None.  (See Note on page 3.)

16.      List of Exhibits.

         Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and Rule 24 of the Commission's Rules of Practice.

         1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

         4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

         6. The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

         7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.



                                      NOTE


         Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said Item is based on incomplete information.

         Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.

                                    SIGNATURE



         Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 26th day of December, 1995.


                                                    THE BANK OF NEW YORK



                                                    By:     /S/WALTER N. GITLIN
                                                    Name:   WALTER N. GITLIN
                                                    Title:  VICE PRESIDENT

                       Consolidated Report of Condition of

                              THE BANK OF NEW YORK

                                      of 48 Wall Street, New York, N.Y. 10286
                                      And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business September 30, 1995, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                      Dollar Amounts
ASSETS                                                  in Thousands
Cash and balances due from depos-
  itory institutions:
  Noninterest-bearing balances and
  currency and coin ..................                  $ 1,736,715
  Interest-bearing balances ..........                      891,776
Securities:
  Held-to-maturity securities ........                    1,326,964
  Available-for-sale securities ......                    1,690,688
Federal funds sold in domestic
  offices of the bank ................                    3,304,789
Loans and lease financing
  receivables:
  Loans and leases, net of unearned
    income .................                             27,623,140
  LESS: Allowance for loan and
    lease losses ..............                             528,419
    Loans and leases, net of unearned
    income and allowance                                 27,094,721
Assets held in trading accounts ......                    1,002,518
Premises and fixed assets (including
  capitalized leases) ................                      609,515
Other real estate owned ..............                       72,559
Investments in unconsolidated
  subsidiaries and associated
  companies ..........................                      211,296
Customers' liability to this bank on
  acceptances outstanding ............                      894,050
Intangible assets ....................                      103,081
Other assets .........................                    1,193,026
Total assets .........................                  $40,131,698

LIABILITIES
Deposits:
  In domestic offices ................                  $18,120,409
  Noninterest-bearing .......                             6,529,790
  Interest-bearing .........                             11,590,619
  In foreign offices, Edge and
  Agreement subsidiaries, and IBFs ...                   10,327,057
  Noninterest-bearing ..........                             58,060
  Interest-bearing .........                             10,268,997


Federal funds purchased and secu-
  rities sold under agreements to re-
  purchase in domestic offices of
  the bank and of its Edge and
  Agreement subsidiaries, and in
  IBFs:
  Federal funds purchased ............                    2,479,694
  Securities sold under agreements
    to repurchase ....................                       27,450
Demand notes issued to the U.S.
  Treasury ...........................                      197,998
Trading liabilities ..................                      631,973
Other borrowed money:
  With original maturity of one year
    or less ..........................                    1,339,183
  With original maturity of more than
    one year .........................                      120,863
Bank's liability on acceptances exe-
  cuted and outstanding ..............                      899,417
Subordinated notes and debentures ....                    1,053,860
Other liabilities ....................                    1,554,647
Total liabilities ....................                   36,752,551

EQUITY CAPITAL
Common stock ........................                       942,284
Surplus .............................                       525,666
Undivided profits and capital
  reserves ..........................                     1,911,248
Net unrealized holding gains
  (losses) on available-for-sale
  securities ........................                         4,994
Cumulative foreign currency transla-
  tion adjustments ..................                    (    5,045)
Total equity capital ................                     3,379,147
Total liabilities and equity
  capital ...........................                   $40,131,698


      I, Robert E. Keilman, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                               Robert E. Keilman

      We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

                       -
      J. Carter Bacot     |
      Thomas A. Renyi     |     Directors
      Alan R. Griffith    |
                       -